UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
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VEEVA SYSTEMS INC.
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May 12, 2020
Dear Fellow Stockholders:
Please join me and the Board of Directors at our 2020 Annual Meeting of Stockholders, which will be held as a virtual meeting on Thursday, June 25, 2020 at 12:00 p.m. Pacific Time.
Our 2020 Annual Meeting comes at an unprecedented time. Now more than ever, life sciences is playing a crucial role in our society. Our customers are working hard on diagnostic tests, medicines, and vaccines for COVID-19, and we are helping them in their efforts while taking care of the health and safety of our employees.
You can attend the Annual Meeting online by navigating to www.virtualshareholdermeeting.com/VEEV2020 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials. You will be able to listen to the Annual Meeting live, submit questions, and vote online. Further details regarding our Annual Meeting are included in the accompanying Notice of 2020 Annual Meeting of Stockholders and Proxy Statement.
We are also pleased to furnish proxy materials to our stockholders over the Internet. We believe providing these materials electronically expedites stockholder receipt of them and lowers the cost and reduces the environmental impact of our Annual Meeting. We encourage you to read this information carefully.
Your vote is important to us, and we hope you will vote as soon as possible. Whether or not you plan to participate in our virtual Annual Meeting, we encourage you to vote over the Internet, by telephone, or by mail. Voting in advance of the Annual Meeting will ensure your representation at the Annual Meeting regardless of whether you attend.
Thank you for your ongoing support of Veeva.
Very truly yours,

Peter P. Gassner Chief Executive Officer and Director

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
Thursday, June 25, 2020
12:00 p.m. Pacific Time
Location: www.virtualshareholdermeeting.com/VEEV2020
In light of the COVID-19 outbreak, we believe hosting a virtual Annual Meeting helps ensure the health and safety of our stockholders, Board, and management. Our virtual Annual Meeting is also generally designed to enable participation of and access by more of our stockholders while decreasing the cost of conducting the meeting. Stockholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would have had at an in-person meeting.
Items of Business
(1)	Elect for three-year terms the three directors named in the Proxy Statement accompanying this notice to serve as Class I directors until 2023 or until their successors are duly elected and qualified;
(2)	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021; and
(3)	Transact such other business as may properly come before the meeting.
Adjournments and Postponements
Any action on the items of business described above may be considered at the virtual Annual Meeting or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
Record Date
You can vote if you were a stockholder of record as of the close of business on May 1, 2020 (the “Record Date”).
Voting
Your vote is very important. We encourage you to read the Proxy Statement and vote your shares over the Internet, by telephone, or by mail. Voting your shares in advance will not prevent you from attending the Annual Meeting virtually, revoking your earlier submitted proxy, or voting your shares at the virtual Annual Meeting. For specific instructions on how to vote your shares, please see “Frequently Asked Questions and Answers” in the Proxy Statement.
On or about May 12, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice”) has been mailed to stockholders of record as of the Record Date. The Notice contains instructions on how to access our Proxy Statement for our 2020 Annual Meeting of Stockholders and our fiscal 2020 Annual Report (together, the proxy materials). The Notice also provides instructions on how to vote and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address: www.proxyvote.com.
By Order of the Board of Directors,

Josh Faddis SVP, General Counsel and Corporate Secretary May 12, 2020
An Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 25, 2020: The Notice, Proxy Statement, and 2020 Annual Report is available to stockholders at www.proxyvote.com.
Veeva Systems Inc. | 2020 Proxy Statement

Veeva Systems Inc. | 2020 Proxy Statement i

ii Veeva Systems Inc. | 2020 Proxy Statement

PROXY STATEMENT
This Proxy Statement is furnished in connection with solicitation of proxies by the Board of Directors (the “Board”) of Veeva Systems Inc. for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 12:00 p.m. Pacific Time on Thursday, June 25, 2020 and at any postponements or adjournments thereof. The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/VEEV2020, where you will be able to listen to the meeting live, submit questions, and vote online.
On or about May 12, 2020, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials. As used in this Proxy Statement, the terms “Veeva,” “the Company,” “we,” “us,” and “our” mean Veeva Systems Inc. and its subsidiaries unless the context indicates otherwise.
PROXY SUMMARY
This proxy summary highlights certain information in this Proxy Statement and does not contain all the information you should consider in voting your shares. Please review the entire Proxy Statement and our 2020 Annual Report carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
Proposals Which Require Your Vote
Proposal		More Information	Board Recommendation	Broker Non- Votes	Abstentions	Votes Required for Approval
One	Elect for three-year terms Mark Carges, Paul E. Chamberlain, and Paul Sekhri to serve as Class I directors until 2023 or until their successors are duly elected and qualified	Page 3	FOR all nominees	Will not count in nominee’s favor	Will not count in nominee’s favor	Plurality of votes voted at the Annual Meeting
Two	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021	Page 41	FOR	Do not impact outcome	Do not impact outcome	Majority in voting power of the votes cast
Eligibility to Vote (page 45)
You can vote if you were a stockholder of record as of the close of business on May 1, 2020 (the “Record Date”).
How to Vote (page 45)
Your vote is important to us. Please exercise your right to vote as soon as possible. You can vote by any of the following methods:
Stockholders of Record
•	Internet: www.proxyvote.com until 11:59 p.m. Eastern Time on Wednesday, June 24, 2020;
•	Telephone: 1-800-690-6903 until 11:59 p.m. Eastern Time on Wednesday, June 24, 2020;
•	Mail: Sign, date, and mail your proxy card (if you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct); or
•	Directly at the virtual Annual Meeting: Visit www.virtualshareholdermeeting.com/VEEV2020 and enter your 16-digit control number.
Beneficial Owners of Shares Held in Street Name
•	Please refer to the voting instructions provided to you by your broker, trustee, or other nominee that holds your shares.
Veeva Systems Inc. | 2020 Proxy Statement 1

Proxy Summary
Board Nominees (page 3)
There are three nominees for election to the Board.
Name	Age	Veeva Director Since	Independent	Committee Membership
Mark Carges	58	2017	Yes	Compensation Committee
Paul E. Chamberlain	56	2015	Yes	Audit Committee
Paul Sekhri	62	2014	Yes	Nominating and Governance Committee
Corporate Governance (page 16)
We regularly review our current corporate governance practices against best practices and peer benchmarks. Over the past year, we continued our stockholder engagement with investors to discuss environmental, social, and governance matters. We also added a female director to our Board in August 2019 when Dr. Hedley was appointed.
Executive Compensation (page 26)
As discussed in the proxy statement for our 2019 annual meeting, in March 2019, our Compensation Committee conducted its annual executive compensation review and approved changes to the compensation program for executive officers, other than our chief executive officer (“CEO”), that impacted their compensation for fiscal 2020 and beyond. The Compensation Committee ultimately determined to transition from the program developed at the time of our initial public offering to a new program that went into effect during our fiscal 2020. In fiscal 2020, the primary components of the compensation program for our named executive officers, other than our CEO, were base salary, short-term equity incentives (a “stock bonus”) in the form of an annual restricted stock unit (“RSU”) grant, and long-term equity incentives in the form of annual grants of stock options.
Our Board and Compensation Committee believe that this new program is effective at incentivizing and retaining our senior executives and closely aligns the interests of our senior management team with those of our stockholders.
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PROPOSAL ONE: ELECTION OF DIRECTORS
Our Board unanimously recommends a vote “FOR ALL” Class I nominees.
Our Board may establish the authorized number of directors from time to time by resolution. Our Board is currently comprised of nine members who are divided into three classes with staggered three-year terms. Seven of our directors qualify as independent in accordance with New York Stock Exchange (“NYSE”) listing standards. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death, resignation, or removal. Our restated certificate of incorporation (“Certificate”) and amended and restated bylaws (“Bylaws”) that are currently in effect authorize only our Board to fill vacancies on our Board until the next annual meeting of stockholders. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. You cannot vote for a greater number of persons than the number of nominees named in this Proxy Statement.
Information About Nominees and Continuing Directors
Nominees for Election at the Annual Meeting (Class I)
Three Class I directors have been nominated for election at the Annual Meeting for three-year terms, each expiring in 2023. Upon the recommendation of our Nominating and Governance Committee, our Board has nominated Mark Carges, Paul E. Chamberlain, and Paul Sekhri for election as Class I directors. Each of them was recommended as a nominee by the Nominating and Governance Committee. The term of office of each person elected as director will continue until such director’s term expires in 2023, or until such director’s successor has been duly elected and qualified.
Mark Carges Age: 58 Director since 2017 Independent Director Committees Compensation
Qualifications
Our Board determined that Mr. Carges should serve as a director based on his extensive enterprise and internet software experience and his experience as a senior technology executive.

Career Experience
Mr. Carges previously served as the Chief Technology Officer of eBay Inc., an e-commerce company, from September 2009 to September 2014. From September 2009 to November 2013, he served as eBay’s Senior Vice President, Global Products, Marketplaces. From September 2008 to September 2009, he served as eBay’s Senior Vice President, Technology. Prior to joining eBay Inc., Mr. Carges served in a succession of senior technology leadership roles, including most recently as Executive Vice President, Products and General Manager of the Business Interaction Division, at BEA Systems, Inc., a provider of enterprise application infrastructure software, which was acquired by Oracle Corporation. Since September 2017, Mr. Carges also serves as Senior Advisor at Generation Investment Management, an investment management firm focused on sustainable companies.

Board Experience
Mr. Carges serves on the board of directors of Splunk Inc. since September 2014. Mr. Carges also serves on the board of Magnet Systems, Inc., a private mobile engagement software company, since September 2012, and Phase One A/S, a private digital photography equipment and software company, since November 2019. Mr. Carges previously served on the board of directors of Rally Software Development Corp., which was acquired by CA Technologies, from November 2011 to July 2015.

Education
Mr. Carges received his Bachelor of Arts degree in Computer Science from the University of California at Berkeley and his Master of Science degree from New York University.

Veeva Systems Inc. | 2020 Proxy Statement 3

Proposal One
Paul E. Chamberlain Age: 56 Director since 2015 Independent Director Financial Expert Committees Audit
Qualifications
Our Board determined that Mr. Chamberlain should serve as a director based on his extensive experience working with high technology and high growth firms, his leadership experience, and his financial expertise.

Career Experience
Since January 2015, Mr. Chamberlain has operated his own strategic and financial advisory firm, PEC Ventures. From July 1990 to January 2015, Mr. Chamberlain worked at Morgan Stanley, during which time he served as Managing Director for 18 years and as the Co-Head of Global Technology Banking for ten of those years. He also served as a member of the Investment Banking Division’s Operating Committee. Mr. Chamberlain spent the majority of his Morgan Stanley career in the firm’s Menlo Park, California office where he led account teams on financing and strategic transactions for its technology clients.

Board Experience
Mr. Chamberlain serves on the board of directors of ServiceNow, Inc. since October 2016 and TriNet Group, Inc. since December 2015. He also serves as Chair of the Strategic Advisory Committee of JobTrain, a non-profit organization based in Menlo Park, California that provides vocational and life skills training, and has served on its board of directors for over ten years.

Education
Mr. Chamberlain earned a Bachelor of Arts in History, magna cum laude, from Princeton University and a Master of Business Administration from Harvard Business School.

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Proposal One
Paul Sekhri Age: 62 Director since 2014 Independent Director Committees Nominating and Governance
Qualifications
Our Board determined that Mr. Sekhri should serve as a director based on his extensive experience as an executive and investor in the life sciences industry as well as his experience on numerous boards of directors for life sciences companies.

Career Experience
In January 2019, Mr. Sekhri was appointed President and CEO of eGenesis, Inc., a biotechnology company focused on transplantation. Prior to joining eGenesis, Mr. Sekhri served as President and CEO of Lycera Corp., a biopharmaceutical company, from February 2015 to January 2019. From February 2016 to May 2017, Mr. Sekhri was Operating Partner at Highline Therapeutics, a biotech incubator launched by Versant Ventures. Mr. Sekhri was Senior Vice President, Integrated Care at Sanofi S.A., a multinational pharmaceutical company headquartered in France, from April 2014 to January 2015. From May 2013 to March 2014, Mr. Sekhri was Group Executive Vice President, Global Business Development and Chief Strategy Officer at Teva Pharmaceutical Industries, Ltd., a global pharmaceuticals company focusing on the manufacture of generic and proprietary pharmaceutical products headquartered in Israel. From January 2009 to May 2013, Mr. Sekhri was Operating Partner and Head, Biotech Ops Group at TPG Biotech, the life sciences venture arm of the global private investment firm TPG Capital, where he was responsible for a portfolio of more than 50 life sciences companies. From December 2004 to January 2009, Mr. Sekhri was President and CEO of Cerimon Pharmaceuticals, Inc., a pharmaceutical company focusing on auto-immune diseases and pain management.

Board Experience
Mr. Sekhri has served as a director of numerous private and public company boards, including Ipsen S.A. since May 2018, Compugen Ltd. since October 2017, Alpine Immune Sciences, Inc. since July 2017 following its acquisition of Nivalis Therapeutics, Inc., where Mr. Sekhri served as a director since February 2016, Pharming N.V. since April 2015, Enumeral Biomedical Holdings, Inc. from December 2014 to September 2017, Tandem Diabetes Care Inc. from May 2012 to May 2013, MacroGenics, Inc. from January 2010 to May 2013 and Intercept Pharmaceuticals, Inc. from January 2008 to September 2012.

Education
Mr. Sekhri completed post-graduate studies in clinical anatomy and neuroscience at the University of Maryland, School of Medicine and received a Bachelor of Science degree in Zoology from the University of Maryland.

Veeva Systems Inc. | 2020 Proxy Statement 5

Proposal One
Directors Whose Terms Expire at the 2021 Annual Meeting (Class II)
Timothy C. Barabe Age: 67 Director since 2015 Independent Director Financial Expert Committees Nominating and Governance (Chair) Audit
Qualifications
Our Board determined that Mr. Barabe should serve as a director based on his extensive executive experience in the life sciences industry and his experience as a finance executive.

Career Experience
Mr. Barabe retired in 2013 as Executive Vice President and Chief Financial Officer of Affymetrix, Inc. Previously, from July 2006 until March 2010, he was Senior Vice President and Chief Financial Officer of Human Genome Sciences, Inc. Mr. Barabe served as Chief Financial Officer of Regent Medical Limited, a U.K.-based, privately owned, surgical supply company, from 2004 to 2006. He was with Novartis AG from 1982 through August 2004, where he served in a succession of senior executive positions in finance and general management, most recently as the Chief Financial Officer of Sandoz GmbH, the generic pharmaceutical subsidiary of Novartis.

Board Experience
Mr. Barabe serves on the board of directors of Selecta Biosciences, Inc. since July 2016 and served on the board of directors of ArQule, Inc. from November 2001 to January 2020, when it was acquired by Merck & Co., Inc., and Opexa Therapeutics from March 2014 to September 2017. Mr. Barabe also serves on the board of directors of Vigilant Biosciences, a private medical device company, since November 2014 and served on the board of directors of Project Open Hand, a non-profit organization, from April 2014 to April 2020.

Education
Mr. Barabe received his Bachelor of Business Administration degree in Finance from the University of Massachusetts (Amherst) and his Master of Business Administration from the University of Chicago.

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Proposal One
Gordon Ritter Age: 55 Director since 2008 Chairman of the Board Independent Director Committees Compensation (Chair)
Qualifications
Our Board determined that Mr. Ritter should serve as a director based on his extensive business experience in the software and web services industries, his experience in venture capital, and his service as a director of numerous private companies.

Career Experience
Mr. Ritter has been a General Partner at Emergence Capital Partners, a venture capital firm he founded, since June 2002. Prior to founding Emergence, Mr. Ritter was co-founder and Chief Executive Officer of Software As Service, Inc., a web services platform company. Prior to founding Software As Service, Mr. Ritter served as Vice President of the
IBM Global Small Business division. Prior to IBM, Mr. Ritter was co-founder and President of Whistle Communications, Inc., an internet appliance and services platform for small and medium-sized businesses, which was acquired by IBM. Before Whistle, Mr. Ritter was co-founder and President of Tribe, Inc., a networking infrastructure company. Prior to Tribe, Mr. Ritter was Vice President of Capital Markets at Credit Suisse First Boston Inc.

Board Experience
Mr. Ritter currently serves on the boards of directors of numerous private technology companies.

Education
Mr. Ritter earned a Bachelor of Arts degree in Economics from Princeton University.

Veeva Systems Inc. | 2020 Proxy Statement 7

Proposal One
Matthew J. Wallach Age: 47 Director since 2020 Committees None
Qualifications
Our Board determined that Mr. Wallach should serve as a director based on his significant expertise in the life sciences industry and as a business leader and executive. Mr. Wallach also has a unique perspective and experience with our business based on his position as one of our founders and most recently, as our President, prior to his retirement in June 2019.

Career Experience
Mr. Wallach is one of the Company’s founders and served in various senior executive roles since joining the Company in March 2007, including serving as Veeva’s President from August 2013 until his retirement in June 2019. He served as our Chief Strategy Officer from September 2010 to August 2013. Between April 2005 and March 2007, Mr. Wallach served as Chief Marketing Officer at Health Market Science, Inc., a supplier of healthcare data solutions. From January 2004 to December 2004, Mr. Wallach served as Vice President of Marketing and Product Management at IntelliChem, Inc., a provider of scientific content management solutions. Mr. Wallach was previously the General Manager of the Pharmaceuticals & Biotechnology division at Siebel Systems, Inc., a customer relationship management software company, from August 1998 to December 2003.

Board Experience
Mr. Wallach has served on the board of directors of HealthVerity, Inc., a private healthcare data company, since September 2016.

Education
Mr. Wallach earned a Bachelor of Arts degree in Economics from Yale University and a Master of Business Administration from the Harvard Business School.

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Proposal One
Directors Whose Terms Expire at the 2022 Annual Meeting (Class III)
Ronald E.F. Codd Age: 64 Director since 2012 Independent Director Financial Expert Committees Audit (Chair) Compensation
Qualifications
Our Board determined that Mr. Codd should serve as a director based on his management and software industry experience, including his experience in finance, which gives him a breadth of knowledge and valuable understanding of our industry.

Career Experience
Mr. Codd has been an independent business consultant since April 2002. From January 1999 to April 2002, Mr. Codd served as President, Chief Executive Officer, and a director of Momentum Business Applications, Inc., an enterprise software company. From September 1991 to December 1998, Mr. Codd served as Senior Vice President of Finance and Administration and Chief Financial Officer of PeopleSoft, Inc., a provider of enterprise application software.

Board Experience
Mr. Codd has served on the board of directors of a number of information technology companies, including FireEye, Inc. since July 2012; ServiceNow, Inc. from February 2012 to June 2019, Rocket Fuel Inc. from February 2012 to September 2017; DemandTec, Inc. from February 2007 to February 2012; Data Domain, Inc. from October 2006 to July 2009; Interwoven, Inc. from July 1999 to April 2009; and Agile Software Corporation from August 2003 to July 2007.

Education
Mr. Codd holds a Bachelor of Science degree in Accounting from the University of California, Berkeley and a Master of Management in Finance and Management Information Systems degree from the Kellogg Graduate School of Management at Northwestern University.

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Proposal One
Peter P. Gassner Age: 55 Director since 2007 Committees None
Qualifications
Our Board determined that Mr. Gassner should serve as a director based on his position as one of our founders and as our Chief Executive Officer, his extensive experience in general management, as a technologist focused on software and platform development, and his experience in the software industry.

Career Experience
Mr. Gassner is one of our founders and has served as our CEO since January 2007. Prior to joining Veeva, Mr. Gassner was Senior Vice President of Technology at salesforce.com, inc., a provider of enterprise cloud computing solutions, from July 2003 to June 2005, where he led the development effort to extend the Salesforce Platform to the enterprise. Prior to his time with salesforce.com, Mr. Gassner was with PeopleSoft from January 1995 to June 2003. At PeopleSoft, he served as Chief Architect and General Manager responsible for development, strategy, marketing and deployment of PeopleTools, the architecture underlying PeopleSoft’s application suite. Mr. Gassner began his career with International Business Machines Corporation (IBM). At IBM, Mr. Gassner conducted research and development on relational database technology, including the DB2 database.

Board Experience
Mr. Gassner has served on the board of directors of Zoom Video Communications, Inc. since November 2015, and served on the board of directors of Guidewire Software, Inc. from June 2015 to December 2019.

Education
Mr. Gassner earned a Bachelor of Science degree in Computer Science from Oregon State University.

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Proposal One
Mary Lynne Hedley Age: 57 Director since 2019 Independent Director Committees None
Qualifications
Our Board determined that Dr. Hedley should serve as a director based on her extensive pharmaceutical and life sciences industry experience and her service as an executive and director of numerous life science companies.

Career Experience
Dr. Hedley serves as President and Chief Operating Officer of TESARO, an oncology-focused pharmaceutical company acquired by GlaxoSmithKline plc in January 2019. Dr. Hedley previously served as president of TESARO since co-founding the company in March 2010 prior to its acquisition by GlaxoSmithKline. From July 2009 to February 2010, Dr. Hedley served as Executive Vice President of Operations and Chief Scientific Officer of Abraxis BioScience, Inc., a biotechnology company. Dr. Hedley served as Executive Vice President of Eisai Corporation of North America from January 2008 until July 2009, following Eisai Co. Ltd.’s acquisition of MGI PHARMA, Inc. in January 2008. Dr. Hedley also served in various positions at MGI PHARMA, Inc. from 2004 through its acquisition in 2008, most recently as Executive
Vice President and Chief Scientific Officer. Prior to that, Dr. Hedley co-founded and served as the President and Chief Executive Officer of ZYCOS, Inc., a biotechnology company, which was acquired by MGI PHARMA, Inc., in 2004.

Board Experience
Dr. Hedley has served on the board of directors of Millendo Therapeutics, Inc., a late-stage biopharmaceutical company, since March 2017. Dr. Hedley served on the board of directors of TESARO, Inc., from March 2010 until January 2019. From September 2017 to February 2019, Dr. Hedley also served as a director of bluebird bio, a clinical-stage gene therapy company. Dr. Hedley also served as a member of the board of directors of Receptos, Inc., a biopharmaceutical company, from April 2014 until it was acquired by Celgene Corp. in August 2015.

Education
Dr. Hedley completed two consecutive postdoctoral fellowships at Harvard University and received a Bachelor of Science degree in Microbiology from Purdue University and a Doctor of Philosophy degree in Immunology from the University of Texas, Southwestern Medical Center.

There are no family relationships among any of our directors or executive officers.
Veeva Systems Inc. | 2020 Proxy Statement 11

Proposal One
Board and Committee Meeting Attendance
Our Board met eight times during our fiscal year ended January 31, 2020 (“fiscal 2020”). No director attended fewer than 75%, in the aggregate, of the total number of meetings of the Board and the total number of committee meetings of which he or she was a member during fiscal 2020. It is our policy to invite and encourage our directors to attend our annual meetings of stockholders and have scheduled our Annual Meeting on the same day as a regularly scheduled Board meeting in order to facilitate their attendance. Last year, all our directors attended our 2019 annual meeting of stockholders. The membership of each standing committee and number of meetings held during fiscal 2020 are identified in the table below.
Name	Audit	Compensation	Governance
Peter P. Gassner
Timothy C. Barabe	✔		Chair
Mark Carges*		✔
Paul E. Chamberlain	✔
Ronald E.F. Codd	Chair	✔
Mary Lynne Hedley
Gordon Ritter		Chair
Paul Sekhri			✔
Matthew J. Wallach
Number of meetings held during fiscal 2020	8	5	3
*	Mr. Carges joined the Compensation Committee in September 2019.
Board Committees
Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Our Board and its committees conduct scheduled meetings throughout the year and also hold special meetings and act by written consent from time to time, as appropriate. Our Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board. Each member of each committee of our Board qualifies as an independent director in accordance with NYSE listing standards.
Audit Committee
Our Audit Committee assists our Board in its oversight of the quality and integrity of our reported financial statements, our compliance with legal and regulatory requirements, our accounting and financial management processes and the effectiveness of our internal controls over financial reporting, our enterprise risk management and compliance programs, the quality and integrity of the annual audit of our financial statements, and the performance of our internal audit function. Our Audit Committee also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results, and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our Audit Committee before we enter into them, as required by applicable rules and NYSE listing standards.
The members of our Audit Committee are independent, non-employee members of our Board and qualify as independent under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and related NYSE listing standards, as determined by our Board. Each member can read and understand
12 Veeva Systems Inc. | 2020 Proxy Statement

Proposal One
fundamental financial statements. Our Board has determined that all members of our Audit Committee qualify as audit committee financial experts within the meaning of regulations of the Securities and Exchange Commission (the “SEC”) and meet the financial sophistication requirements of the NYSE. The designation does not impose on them any duties, obligations, or liabilities that are greater than are generally imposed on any other member of our Board.
Compensation Committee
The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to executive compensation policies and programs, including reviewing, evaluating, recommending, and approving executive officer compensation arrangements, plans, policies, and programs. Among other things, specific responsibilities of our Compensation Committee include evaluating the performance of our Chief Executive Officer and determining our Chief Executive Officer’s compensation. The Compensation Committee also determines the compensation of our other executive officers in consultation with our Chief Executive Officer. In addition, our Compensation Committee administers our equity-based compensation plans, including granting equity awards and approving modifications of such awards. Our Compensation Committee also reviews and approves various other compensation policies and matters and has both the authority to engage its own advisors to assist it in carrying out its function and the responsibility to assess the independence of such advisors in accordance with SEC rules and NYSE listing standards. Our Chief Executive Officer, Chief Financial Officer, and General Counsel assist our Compensation Committee in carrying out its functions, although they do not participate in deliberations or decisions with respect to their own compensation.
Our Compensation Committee has delegated to the non-executive equity committee, consisting of our Chief Executive Officer, the authority to approve routine equity award grants to newly hired employees who are not direct reports of our Chief Executive Officer, as well as promotional and refresh equity award grants to employees who are not direct reports of our Chief Executive Officer, all within certain share parameters established and reviewed from time to time by the Compensation Committee.
During fiscal 2020, our Compensation Committee engaged the services of Compensia, Inc., a compensation consulting firm, to advise it regarding the amount and types of compensation that we provide to our executive officers and directors and how our compensation practices compared to the compensation practices of our peer companies. Compensia reports directly to the Compensation Committee. Compensia does not provide any services to us other than the services provided to the Compensation Committee. Our Compensation Committee believes that Compensia does not have any conflicts of interest in advising the Compensation Committee under applicable SEC rules or NYSE listing standards.
The members of our Compensation Committee are “non-employee” directors under Rule 16b-3 of the Exchange Act, “outside directors” under applicable tax rules, and qualify as independent under Rule 10C of the Exchange Act and related NYSE listing standards, as determined by our Board.
Nominating and Governance Committee
The Nominating and Governance Committee oversees the nomination of directors, including, among other things, identifying, considering, and nominating candidates to our Board. Our Nominating and Governance Committee also recommends corporate governance guidelines and policies and advises the Board on corporate governance and Board performance matters, including recommendations regarding the structure and composition of the Board and the Board’s committee. In addition, it oversees the annual evaluation of our Board and individual directors and advises the Board on matters that may involve members of the Board or our executive officers and that may involve a conflict of interest or taking of a corporate opportunity. Our Nominating and Governance Committee also evaluates potential candidates for our Board on an ongoing basis.
Veeva Systems Inc. | 2020 Proxy Statement 13

Proposal One
The members of our Nominating and Governance Committee are non-employee members of our Board and are independent under the listing standards of the NYSE applicable to Nominating and Governance Committee members.
Compensation Committee Interlocks and Insider Participation
During fiscal 2020, our Compensation Committee consisted of Messrs. Carges, Codd, and Ritter. Mr. Carges joined our Compensation Committee in September 2019. None of our executive officers serves, or served during fiscal 2020, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or our Compensation Committee.
Director Compensation
The following table sets forth information about the compensation of the non-employee members of our Board who served as a director during fiscal 2020. Other than as set forth in the table and described more fully below, during fiscal 2020, we did not pay any fees to, make any equity awards or non-equity awards to or pay any other compensation to the non-employee member of our Board. Mr. Gassner, our Chief Executive Officer, receives no compensation for his service as a director and, therefore, is not included in the table below.
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)(4)	Total ($)
Timothy C. Barabe	50,000	237,385	287,385
Mark Carges	50,000	209,140	259,140
Paul E. Chamberlain	50,000	224,891	274,891
Ronald E.F. Codd	50,000	262,373	312,373
Mary Lynne Hedley (5)	20,833	166,560	187,393
Gordon Ritter	50,000	274,867	324,867
Paul Sekhri	50,000	204,867	254,867
Matthew J. Wallach (6)	4,167	—	4,167
(1)	Represents the annual cash retainers paid to each director.
(2)
Represents the aggregate grant date fair value of RSUs granted to the director during fiscal 2020, computed in accordance with FASB ASC Topic No. 718. See note 13 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on March 30, 2020 for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards.

(3)
As of January 31, 2020, the above-listed non-employee directors held outstanding options to purchase shares of our Class A common stock as follows: Mr. Barabe — 0; Mr. Carges — 0; Mr. Chamberlain — 0; Mr. Codd — 40,000; Dr. Hedley — 0; Mr. Ritter — 0; Mr. Sekhri — 20,000; and Mr. Wallach — 0. As of January 31, 2020, Mr. Codd also held an outstanding option to purchase 106,250 shares of Class B common stock which represents the unexercised and vested portion of an option granted in March 2012 for 312,500 shares of Class B common stock. As of January 31, 2020, Mr. Wallach held an outstanding, unexercised, and vested option to purchase 100,000 shares of Class B common stock, which was granted on March 10, 2013 under our 2012 Equity Incentive Plan. Our Compensation Committee unanimously amended the original post-termination exercise period from three months post-termination to the earlier of (i) March 8, 2023 or (ii) the date on which the option pursuant to its original term would expire.

(4)
As of January 31, 2020, the above-listed non-employee directors held outstanding RSUs under which the following number of shares of our Class A common stock were issuable upon vesting: Mr. Barabe — 693; Mr. Carges — 627; Mr. Chamberlain — 657; Mr. Codd — 766; Dr. Hedley — 796; Mr. Ritter — 803; Mr. Sekhri — 598; and Mr. Wallach — 0.

(5)	Dr. Hedley joined our Board on August 16, 2019.
(6)	Mr. Wallach joined our Board on January 1, 2020. On March 19, 2020, Mr. Wallach was granted 677 RSUs under our 2013 Equity Incentive Plan.
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Proposal One
Non-Employee Director Compensation Plan
Each non-employee member of the Board receives an annual cash retainer of $50,000, paid in quarterly installments.
Non-employee members of the Board also receive grants of RSUs under our 2013 Equity Incentive Plan on the date of our annual meeting of stockholders. Such annual grants are valued on the date of grant and vest quarterly over one year. On the date of each annual meeting of stockholders, each non-employee director who is serving on the Board as of such date will be issued RSUs valued at $200,000 of our Class A common stock. In addition, the non-executive chairman or lead independent director will receive an additional issuance of RSUs valued at $50,000 of our Class A common stock.
Non-employee members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee are granted additional RSUs as follows.
•	Audit Committee
○	Members: RSUs valued at $25,000
○	Chair: RSUs valued at $50,000
•	Compensation Committee
○	Members: RSUs valued at $12,500
○	Chair: RSUs valued at $25,000
•	Nominating and Governance Committee
○	Members: RSUs valued at $5,000
○	Chair: RSUs valued at $12,500
New directors and new committee members will receive cash and equity compensation on a pro-rated basis to coincide with our annual director compensation period, which begins in the month of our annual meeting of stockholders.
We also have a policy of reimbursing directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.
Stock Ownership Guidelines
To further align the interests of our directors and executive officers with those of our stockholders and based on recommendations from our stockholders during our fiscal 2019 engagement, our Board recently adopted stock ownership guidelines. Under these guidelines, each director must own Veeva stock with a value of three times the annual cash retainer for Board service. Our directors are required to achieve these ownership levels within three years of the later of March 19, 2019 (the date our Board adopted stock ownership guidelines) or the date of such director’s election or appointment.
The guidelines may be satisfied by ownership of shares of our Class A or Class B common stock or vested and unexercised stock options.
As of the end of the first quarter of fiscal 2020, all of our directors, except for Dr. Hedley who recently joined our Board, were in compliance with these guidelines. Dr. Hedley has until August 16, 2022 to comply with our stock ownership guidelines.
See “Executive Compensation—Compensation Discussion and Analysis—Other Compensation-Related Policies—Stock Ownership Guidelines” for information about the guidelines applicable to our executive officers.
Veeva Systems Inc. | 2020 Proxy Statement 15

CORPORATE GOVERNANCE
Overview of Our Corporate Governance Program and Recent Actions
The highlights of our corporate governance program are as follows:
•	Majority independent Board
•	Completely independent committees
•	Separate Chairman and CEO positions
•	All members of Audit Committee are “financial experts”
•	Independent directors meet without management present
•	Annual Board evaluation (led by third party)
•	Members of management other than executive officers regularly attend and present at Board meetings
•	Qualified diverse candidate pool policy in our Corporate Governance Guidelines
•	Automatic sunset of our dual-class structure in October 2023
•	Code of Conduct applicable to directors and executive officers
•	Corporate Citizenship statement posted to our website
•	Anti-hedging and pledging policies in our Insider Trading Policy
•	Our 10b5-1 trading plan guidelines follow best practices
•	Stock ownership guidelines for directors and executive officers
•	Change in circumstances with director resignation policy in our Corporate Governance Guidelines
•	Annual review of committee charters and corporate governance policies
•	Board continuing education program
We regularly review our current corporate governance practices against best practices and peer benchmarks. Over the past several years, we have taken the following steps to improve our corporate governance program:
•
In 2019 and early 2020, we continued our stockholder engagement with investors to discuss environmental, social, and governance matters. We also added a female director to our Board in August 2019 when Dr. Mary Lynne Hedley was appointed.

•
In March 2019, we reviewed and made changes to our overall compensation program (for both executive officers and employees) with a view toward retention and stockholder alignment (see “Executive Compensation” for more details). We also adopted stock ownership guidelines for directors and executive officers.

•
In 2018, the Board adopted a qualified diverse candidate pool policy, which codifies the Board’s effort since 2014 to recruit female candidates for Board membership (see “Considerations in Evaluating Director Nominees and Board Diversity” for more details).

•
In 2018, we initiated our first broad-based stockholder engagement program to elicit the views of our investors on corporate governance and executive compensation matters and publicly posted a Corporate Citizenship statement to our website.

•
In 2018, we added proxy statement disclosure regarding Board evaluations and the Director Education Policy, which we adopted to assist our directors in staying abreast of developments in corporate governance and other matters relevant to board service (see “Director On-Boarding and Continuing Education” for more details).

•
In 2017, we increased the frequency and duration of Nominating and Governance Committee meetings as a commitment to ongoing Board candidate recruitment and improvement of our corporate governance practices.

•
In 2017, we significantly enhanced proxy statement readability and presentation by increasing wayfinding language and hyperlinks, adding summary sections, and combining the proxy statement and annual report.

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Corporate Governance
Fiscal 2020 Stockholder Engagement on Corporate Governance Matters
In 2018, we initiated our first broad-based stockholder engagement program to gather direct feedback from stockholders on corporate governance matters. In 2019, we continued this stockholder engagement program. We believe the meetings with our stockholders were informative and productive. The meetings were predominantly focused on board diversity and environmental, social, and governance matters.
We reviewed with our Board the key discussion points from these meetings with the goal of being responsive to stockholder feedback and continuing to improve our corporate governance practices. We plan to continue this practice.
Corporate Governance Policies
Our Board has adopted a Code of Conduct that applies to all of our directors, employees, and officers, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Code of Conduct is posted on our website. Each committee of our Board has a written charter approved by our Board. Copies of each charter are also posted on our website. On an annual basis, our Board and its committees review our Corporate Governance Guidelines, the written charters for each of the Board’s committees, and our Code of Conduct against best practices and peer benchmarks. We will disclose any future amendments to, or waiver of, our Code of Conduct, on our website.
Director Independence
Our Class A common stock is listed on the NYSE. The listing standards of the NYSE generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the NYSE. The independent members of our Board and Board committees hold separate executive sessions at every quarterly Board or Board committee meeting where only independent directors are present.
Considerations in Evaluating Director Nominees and Board Diversity
Our Nominating and Governance Committee reviews on at least an annual basis, the composition of the Board, including character, judgment, diversity, independence, expertise, corporate experience, length of service, other commitments, and the like. Our Nominating and Governance Committee considers all aspects of each candidate’s qualifications and skills in the context of the needs of Veeva with a view toward creating a Board with a diversity of experience and perspectives, including diversity with respect to race, gender, geography, and areas of expertise. Accordingly, as set forth in our Corporate Governance Guidelines, when evaluating candidates for nomination as new directors, our Nominating and Governance Committee will consider a set of candidates that includes candidates of different genders.
Diversity is important to us, and we have always had diversity within our management team and across the company. Currently, 25% of our executive team, which is comprised of our CEO and his direct reports, are women. We have also had female representation on our Board for much of our history (i.e., from our inception in January 2007 until July 2014). Since that time, while identifying and recruiting director candidates, our CEO and other Board members have targeted and interviewed several qualified female
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Corporate Governance
candidates. In keeping with our qualified diverse candidate pool policy, our CEO and Board members engaged a number of female candidates simultaneously with the Board’s consideration of Mr. Wallach’s appointment, which was effective January 1, 2020. In addition, we were pleased to announce that Dr. Mary Lynne Hedley joined our Board in August 2019.
Board Leadership Structure
Pursuant to our Corporate Governance Guidelines, our Board may separate or combine the roles of the Chairman of the Board and CEO when and if it deems it advisable and in our best interests and in the best interests of our stockholders to do so. We currently separate the roles of Chairman and CEO. Our Board is currently chaired by Mr. Ritter. Separating the roles of CEO and Chairman allows our CEO to focus on our day-to-day business while allowing the Chairman to lead our Board in its fundamental role of providing independent advice to, and oversight of, management. Our Board believes that having an independent director serve as Chairman is the appropriate leadership structure for us at this time, and the Board will periodically consider the Board’s leadership structure. Mr. Ritter, as our Chairman, presides over separate regularly scheduled executive session meetings at which only independent directors are present. Our Corporate Governance Guidelines are posted on our website.
Board Composition
Our business affairs are managed under the direction of our Board, which is currently composed of nine members. Seven of our directors are independent within the meaning of the NYSE listing standards. Our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation, or removal. The classification of our Board may have the effect of delaying or preventing changes in our control or management.
Communications with the Board
Stockholders and other interested parties wishing to communicate with our Board or with an individual member of our Board may do so by writing to the Board or to the particular member of the Board, care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder or interested party communication. All such communications will be forwarded to the director or directors to whom the communications are addressed.
Board and Committee Evaluations
Pursuant to its charter, the Nominating and Governance Committee oversees the self-evaluation of the Board, and since 2015, we have engaged outside counsel to conduct interviews with each director regarding, among other things, Board and Board committee membership, structure, performance, and areas for improvement. These meetings take place during the summer and are reported on during the first cycle of Board meetings in the fall. The purpose of the evaluation is to assess the Board as a whole, and we believe that this process allows Board members to:
•	Gain a better understanding of what it means to be an effective Board, including identifying strategies to enhance Board performance;
•	Evaluate overall Board composition;
•	Assess Board and committee roles and responsibilities;
•	Provide anonymous feedback on peers;
•	Clarify the expectations that directors have of themselves and of each other;
•	Foster effective communications among directors and between the Board and management;
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•	Identify and discuss areas for potential improvement; and
•	Identify Board goals and objectives for the coming year.
Following the interviews, the results are discussed with the Nominating and Governance Committee, the Chairman of the Board, and, where relevant, with management, and presented to and discussed with the full Board during executive session. Where appropriate, further action is taken consistent with these Board discussions.
Board Oversight of Risk
One of the key functions of our Board is informed oversight of our risk management process. Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities. Our Board is responsible for assuring that an appropriate culture of risk management exists within Veeva, monitoring and assessing strategic risk exposure, and focusing on how we address specific risks, such as cybersecurity and technology risks, brand and reputation risks, strategic and competitive risks, operational risks, financial risks, and legal and compliance risks. Our executive officers are responsible for the day-to-day management of the material risks we face. On a regular basis, our Board administers its oversight function directly as well as through its various standing committees that address the risks inherent in their respective areas of oversight. For example, our Audit Committee is responsible for overseeing the management of risks associated with our financial reporting, accounting, and auditing matters as well as overseeing our internal audit function and our enterprise risk management and compliance programs; our Compensation Committee oversees the management of risks associated with our compensation policies and programs; and our Nominating and Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and director succession planning.
Board’s Role in Human Capital Management
Our Board believes that human capital management is an important component of our continued growth and success. Our Board has regular involvement in talent attraction, retention, and development and succession planning, and the Board provides input on important decisions in each of these areas. The Board has primary responsibility for CEO succession planning and the Compensation Committee monitors management’s succession plans for other key executives. The Board believes that the establishment of a strong management team is the best way to prepare for an unanticipated executive departure.
In addition, members of our Board regularly engage with employees at all levels of the organization, including through periodic visits to Veeva’s headquarters in Pleasanton, California and attendance at employee and customer events, to gain insight into a broad range of human capital management topics, including corporate culture, diversity, employee development, and compensation and benefits. Our Board and management consider employee feedback in evaluating employee programs and benefits and in monitoring our current practices for potential areas of improvement.
In particular, our Compensation Committee administers and provides oversight of our cash- and equity-based compensation programs and reviews with management our major compensation-related risks, including as they relate to retention of our key executives and employees. Our general compensation philosophy is that we pay at market for a location based on contribution. In order to foster an ownership culture amongst our employees, management, in consultation with our Board and Compensation Committee, established a new equity compensation program for our employees other than our Chief Executive Officer in late fiscal 2019. Our compensation program consists of three primary components: total cash compensation (base salary and, in some cases, variable cash compensation), a “stock bonus” in the form of an annual restricted stock unit (“RSU”) grant, and long-term equity incentives
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Corporate Governance
in the form of annual grants of stock options. We believe that this combination of cash compensation, RSUs, and stock options attract, fairly compensate, appropriately incentivize, and retain our employees in a manner that closely aligns their long-term interests with those of our stockholders.
Director On-Boarding and Continuing Education
Upon joining our Board, directors are provided with an orientation about us, which includes introductions to members of our senior management and information about our operations, performance, strategic plans, and corporate governance practices.
Our Board believes that our stockholders are best served by a Board comprised of individuals who are up to date on corporate governance and other matters relevant to board service. To encourage those efforts, our Board has adopted a Director Education Policy that encourages all directors to pursue ongoing education and development on topics that they deem relevant given their individual backgrounds and committee assignments on our Board. Our directors are encouraged and provided with opportunities to attend educational sessions on subjects that would assist them in discharging their duties. Pursuant to the Director Education Policy, we will reimburse directors up to $12,000 each fiscal year to pursue education and development. In addition and in order to facilitate ongoing education, our management provides to our directors on a periodic basis pertinent articles and information relating to our business, our competitors, and corporate governance and regulatory issues.
Stockholder Recommendations for Nominations to the Board
Our Nominating and Governance Committee has adopted Policies and Procedures for Director Candidates. Stockholder recommendations for candidates to our Board must be received by December 31st of the year prior to the year in which the recommended candidates will be considered for nomination must be directed in writing to our principal executive offices, Attention: Corporate Secretary; and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years, and evidence of the recommending person’s ownership of our capital stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on the Board, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers, and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that during fiscal 2020, all Section 16(a) filing requirements were satisfied on a timely basis except that one Form 4, which reported one transaction, was delinquently filed on behalf of Dr. Hedley.
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Corporate Governance
Certain Relationships and Related Party Transactions
In addition to the compensation arrangements with our directors and executive officers described elsewhere in this Proxy Statement, the following is a description of each transaction since February 1, 2019 and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amount involved exceeds or will exceed $120,000; and
•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors
Theodore Wallach, a brother of Matthew J. Wallach, a former executive offer and current director, has been employed by us since September 2010. Theodore Wallach serves as a senior product manager. During fiscal 2020, Theodore Wallach had total cash and other compensation of $302,661, $137,220 of which represents the aggregate grant date fair value of RSUs and options calculated in accordance with FASB ASC Topic No. 718.
Lisa Halsey, a sister-in-law of Timothy S. Cabral, our Chief Financial Officer, has been employed by us since August 2015. Ms. Halsey serves as a director on our employee success team. During fiscal 2020, Ms. Halsey had total cash and other compensation of $176,938, $32,771 of which represents the aggregate grant date fair value of RSUs and options calculated in accordance with FASB ASC Topic No. 718.
The compensation level for each of Theodore Wallach and Ms. Halsey was comparable to the compensation paid to employees in similar positions that were not related to our executive officers. They also were eligible for equity awards on the same general terms and conditions as other employees in similar positions who were not related to our executive officers.
Indemnification Agreements
We have entered into indemnification agreements with our directors, executive officers, and other key employees. The indemnification agreements provide that we indemnify each of our directors, executive officers, and key employees to the fullest extent permitted by Delaware law, our Certificate, and our Bylaws against expenses incurred by that person because of his or her status as one of our directors, executive officers, or key employees. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding.
Policies and Procedures for Related Party Transactions
Pursuant to our Code of Conduct and Audit Committee charter, any related party transaction or series of transactions with an executive officer, director, or any of such person’s immediate family members or affiliates, in which the amount, either individually or in the aggregate, involved exceeds $120,000 must be presented to our Audit Committee for review, consideration, and approval. All of our directors and executive officers are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed transactions, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs, and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those transactions that, in light of known circumstances, are not inconsistent with Veeva’s best interests, as our Audit Committee determines in the good faith exercise of its discretion.
Veeva Systems Inc. | 2020 Proxy Statement 21

EXECUTIVE OFFICERS
The following table provides information concerning our executive officers as of May 12, 2020.
Name	Age	Position(s)
Peter P. Gassner	55	Chief Executive Officer and Director
Thomas D. Schwenger	52	President and Chief Operating Officer
Timothy S. Cabral	52	Chief Financial Officer
E. Nitsa Zuppas	50	Chief Marketing Officer
Alan V. Mateo	58	Executive Vice President, Global Sales
Jonathan “Josh” W. Faddis	48	Senior Vice President, General Counsel and Corporate Secretary
Frederic Lequient	51	Senior Vice President, Global Customer Services
Peter P. Gassner. See biographical information set forth under “Proposal One — Directors Whose Terms Expire at the 2022 Annual Meeting (Class III).”
Thomas D. Schwenger has served as our President and Chief Operating Officer since September 2019. Prior to joining Veeva, Mr. Schwenger served in various roles at Accenture plc, a global management consulting and professional services firm (previously Andersen Consulting and Arthur Andersen & Co.), where he had served since 1989. At Accenture, Mr. Schwenger served most recently as Senior Managing Director, Northeast U.S. Products Industries Client Service Group Lead since 2016 and previously as Senior Managing Director, North America Life Sciences Client Service Group Lead since 2014. Mr. Schwenger earned a Bachelor of Science degree in Quantitative Business Analysis from Penn State University.
Timothy S. Cabral has served as our Chief Financial Officer since February 2010. Prior to joining Veeva, Mr. Cabral served as Chief Financial Officer and Chief Operations Officer for Modus Group, LLC, a wireless solutions and services company, from February 2008 to February 2010 and served as Chief Financial Officer and Vice President of Operations for Agistics, Inc., an employee management services company, from March 2005 to June 2007. Mr. Cabral previously spent more than seven years at PeopleSoft, beginning in November 1997, where he held various positions, including Vice President of Products & Technology Finance and Senior Director of Corporate FP&A. Since December 2019, Mr. Cabral has served on the board of directors of ServiceTitan, a private cloud-based home services company. Mr. Cabral served on the board of directors of Apttus Corporation, a private software provider, from October 2017 to October 2018, when it was acquired by Thomas Bravo. Mr. Cabral earned a Bachelor of Science degree in Finance from Santa Clara University and a Master of Business Administration from the Leavey School of Business at Santa Clara University. On August 26, 2019, Mr. Cabral informed our Board of his intention to retire from his role as Chief Financial Officer after a successor is appointed by our Board and has transitioned into the role. Mr. Cabral will continue to serve as our Chief Financial Officer until that time.
E. Nitsa Zuppas has served as our Chief Marketing Officer since March 2013. Prior to joining Veeva, Ms. Zuppas served as Chief Marketing Officer for First Virtual Group, a diversified holding company with global interests in real estate, agribusiness, philanthropy, and global financial asset management, and Executive Director of the Siebel Foundation from February 2006 to March 2013. From March 1998 to January 2006, Ms. Zuppas served in a number of executive roles at Siebel Systems, including Director, Product Marketing, Senior Director, Investor Relations, General Manager, Siebel Retail, and Vice President, Marketing. Ms. Zuppas earned a Bachelor of Arts degree in Art History from California State University.
Alan V. Mateo has served as our Executive Vice President, Global Sales since April 2015. Prior to joining Veeva, Mr. Mateo served in various executive roles at Medidata Solutions, Inc., a provider of a platform of cloud-based solutions for life sciences, from March 2005 to February 2015, including as Executive Vice President of Field Operations from January 2014 to February 2015. Before Medidata, Mr. Mateo spent 11 years at PeopleSoft, where his responsibilities included product lines sales, sales operations and the integration of JD Edwards into PeopleSoft’s global sales organization. Prior to PeopleSoft, Mr. Mateo was
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northeast sales director for Red Pepper Software Co., a provider of supply chain management planning application software, and a major account executive at JD Edwards. Mr. Mateo earned a Bachelor of Science in both Computer Science and Marketing from Juniata College.
Josh Faddis has served as our Senior Vice President since April 2016 and General Counsel since September 2012. Mr. Faddis has also served as our Corporate Secretary since May 2013. Prior to joining Veeva, Mr. Faddis served in various roles at Taleo Corporation, a software-as-a-service provider of human capital management solutions, beginning in June 2001 through April 2012, including Senior Vice President, General Counsel, and Corporate Secretary. Prior to joining Taleo, Mr. Faddis conducted intellectual property and business litigation at Fulbright & Jaworski LLP and served as a Judicial Clerk for the Honorable Justice Craig Enoch, Supreme Court of the State of Texas. Mr. Faddis earned a Bachelor of Science in Agricultural Economics from Texas A&M University, magna cum laude, and a Juris Doctor degree from the Georgetown University Law Center.
Frederic Lequient has served as our Senior Vice President, Global Customer Services since February 2016. Prior to joining Veeva, Mr. Lequient served as Vice President, Customer Success at PubMatic, Inc., digital advertising technology company, from April 2015 to December 2015. From April 2014 to January 2015, Mr. Lequient served as Senior Vice President, Customer Success at FollowAnalytics, Inc., a provider of a mobile marketing automation and engagement platform. From April 2012 to April 2014, Mr. Lequient served as Group Vice President, Consulting at Oracle Corporation, an enterprise software company. From September 1999 to April 2012, Mr. Lequient served in various roles at Taleo, including as Vice President, Field Solutions and Business Development. Mr. Lequient earned a Bachelor of Engineering in Industrial Engineering from Université de Montréal - Ecole polytechnique de Montréal.
Veeva Systems Inc. | 2020 Proxy Statement 23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2020 for:
•	each of our named executive officers;
•	each of our directors;
•	all of our executive officers and directors as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 134,460,594 shares of Class A common stock and 15,190,308 shares of Class B common stock outstanding at March 31, 2020. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and RSUs held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of March 31, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Veeva Systems Inc., 4280 Hacienda Drive, Pleasanton, California 94588.
	Shares Beneficially Owned				% Total Voting Power (1)
	Class A		Class B
Name of Beneficial Owner	Share	%	Share	%
Named Executive Officers and Directors:
Timothy C. Barabe	9,659	*	—	—	*
Timothy S. Cabral (2)	8,305	*	340,494	2.2	1.2
Mark Carges	5,769	*	—	—	*
Paul E. Chamberlain	14,809	*	—	—	*
Ronald E.F. Codd (3)	54,044	*	196,900	1.3	*
Peter P. Gassner (4)	141,933	*	16,541,666	89.3	51.8
Mary Lynne Hedley (5)	1,022	*	—	—	*
Alan V. Mateo (6)	174,971	*	—	—	*
Gordon Ritter (7)	635,282	*	1,000,000	6.6	3.7
Thomas D. Schwenger (8)	3,980	*	—	—	*
Paul Sekhri (9)	30,295	*	—	—	*
Matthew J. Wallach (10)	338	*	480,002	3.1	1.7
E. Nitsa Zuppas (11)	15,955	*	2,000	*	*
All Executive Officers and Directors as a Group (15 persons) (12)	1,143,412	*	18,571,233	98.7	57.9
5% Stockholders:
The Vanguard Group (13)	12,822,885	9.5	—	—	*
Morgan Stanley (14)	9,091,108	6.8	—	—	2.8
BlackRock, Inc. (15)	7,804,869	5.8	—	—	2.3
*	Less than 1 percent.
(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. Each share of Class B common stock is convertible, at any time at the option of the holder, into one share of Class A common stock.

24 Veeva Systems Inc. | 2020 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
(2)
Includes (i) 1,880 shares of Class A common stock held by Mr. Cabral, (ii) 5,250 shares of Class A common stock issuable to Mr. Cabral pursuant to options exercisable within 60 days of March 31, 2020, (iii) 1,175 shares of Class A common stock issuable to Mr. Cabral pursuant to RSUs vesting within 60 days of March 31, 2020, (iv) 66,060 shares of Class B common stock issuable to Mr. Cabral pursuant to an option exercisable within 60 days of March 31, 2020, and (v) 274,434 shares of Class B common stock held by The Cabral Family Trust dated April 17, 2001.

(3)
Includes (i) 14,044 shares of Class A common stock held by Mr. Codd, (ii) 40,000 shares of Class A common stock issuable to Mr. Codd pursuant to options exercisable within 60 days of March 31, 2020, (iii) 90,650 shares of Class B common stock held by the Codd Revocable Trust dated March 6, 1998, and (iv) 106,250 shares of Class B common stock issuable to Mr. Codd pursuant to an option exercisable within 60 days of March 31, 2020.

(4)
Includes (i) 141,933 shares of Class A common stock issuable to Mr. Gassner pursuant to options exercisable within 60 days of March 31, 2020, (ii) 10,000,000 shares of Class B common stock held by Mr. Gassner, (iii) 3,208,333 shares of Class B common stock held by Peter Gassner and Piyajit Gassner as Community Property, and (iv) 3,333,333 shares of Class B common stock issuable to Mr. Gassner pursuant to an option exercisable within 60 days of March 31, 2020.

(5)	Includes (i) 681 shares of Class A common stock held by Dr. Hedley and (ii) 341 shares of Class A common stock issuable to Dr. Hedley pursuant to RSUs vesting within 60 days of March 31, 2020.
(6)
Includes (i) 13,920 shares of Class A common stock held by Mr. Mateo, (ii) 159,301 shares of Class A common stock issuable to Mr. Mateo pursuant to options exercisable within 60 days of March 31, 2020, and (iii) 1,750 shares of Class A common stock issuable to Mr. Mateo pursuant to RSUs vesting within 60 days of March 31, 2020.

(7)
Includes (i) 803 shares of Class A common stock held by Mr. Ritter, (ii) 634,479 shares of Class A common stock held by the Ritter-Metzler Revocable Trust dated November 6, 2000, and (iii) 1,000,000 shares of Class B common stock held by Emergence Capital Partners II, L.P. (ECP II). Mr. Ritter, a member of our Board, is a member of Emergence GP Partners, LLC (EGP) and has shared voting and dispositive power with regard to the shares directly held by ECP II. EGP is the sole general partner of Emergence Equity Partners II, L.P., which is the sole general partner of ECP II. Mr. Ritter disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein.

(8)
Includes (i) 1,646 shares of Class A common stock held by Mr. Schwenger and (ii) 2,334 shares of Class A common stock issuable to Mr. Schwenger pursuant to RSUs vesting within 60 days of March 31, 2020.

(9)
Includes (i) 10,295 shares of Class A common stock held by Mr. Sekhri and (ii) 20,000 shares of Class A common stock issuable to Mr. Sekhri pursuant to an option exercisable within 60 days of March 31, 2020.

(10)
Includes (i) 338 shares of Class A common stock issuable to Mr. Wallach pursuant to RSUs vesting within 60 days of March 31, 2020, (ii) 130,000 shares of Class B common stock held by Mr. Wallach, (iii) 100,000 shares of Class B common stock held by the Matt Wallach 2012 Irrevocable Trust, (iv) 100,002 shares of Class B common stock held by the Matt Wallach 2013 Irrevocable Trust, (v) 50,000 shares of Class B common stock held by the Matt Wallach 2012 Non-Grantor Trust, and (vi) 100,000 shares of Class B common stock issuable to Mr. Wallach pursuant to options exercisable within 60 days of March 31, 2020.

(11)
Includes (i) 10,030 shares of Class A common stock held by Ms. Zuppas, (ii) 5,250 shares of Class A common stock issuable to Ms. Zuppas pursuant options exercisable within 60 days of March 31, 2020, (iii) 675 shares of Class A common stock issuable to Ms. Zuppas pursuant to RSUs vesting within 60 days of March 31, 2020, and (iv) 2,000 shares of Class B common stock issuable to Ms. Zuppas pursuant to an option exercisable within 60 days of March 31, 2020.

(12)
Includes the following amounts held by all our executive officers and directors, as a group: (i) 718,815 shares of Class A common stock, (ii) 416,734 shares of Class A common stock issuable pursuant to options exercisable within 60 days of March 31, 2020, (iii) 7,863 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of March 31, 2020, (iv) 14,953,419 shares of Class B common stock, and (v) 3,617,814 shares of Class B common stock issuable pursuant to options exercisable within 60 days of March 31, 2020.

(13)
Based solely on information reported on a Schedule 13G/A filed with the SEC on February 10, 2020, The Vanguard Group has sole voting power over 105,559 shares of Class A common stock, shared voting power over 36,827 shares of Class A common stock, sole dispositive power over 12,694,458 shares of Class A common stock, and shared dispositive power over 128,427 shares of Class A common stock. The subsidiaries included in the report were as follows: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(14)
Based solely on information reported on a Schedule 13G/A filed with the SEC on February 13, 2020, Morgan Stanley has shared voting power over 7,901,104 shares of Class A common stock and shared dispositive power over 9,091,108 shares of Class A common stock. An additional person identified in the report was Morgan Stanley Investment Management Inc. The address of the reporting persons is 1585 Broadway, New York, New York 10036.

(15)
Based solely on information reported on a Schedule 13G/A filed with the SEC on February 5, 2020, BlackRock, Inc. has sole voting power over 6,578,717 shares of Class A common stock and sole dispositive power over 7,804,869 shares of Class A common stock. The address of the reporting person is 55 East 52nd Street, New York, New York 10055.

Veeva Systems Inc. | 2020 Proxy Statement 25

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis explains our compensation philosophy, policies, and practices for the following individuals, who are our “named executive officers” or “NEOs” for fiscal 2020.
Name	Position
Peter P. Gassner	Chief Executive Officer
Timothy S. Cabral	Chief Financial Officer
Alan V. Mateo	Executive Vice President, Global Sales
Thomas D. Schwenger	President and Chief Operating Officer
E. Nitsa Zuppas	Chief Marketing Officer
More detailed information about the compensation provided to our NEOs is set forth in the Summary Compensation Table and other tables that follow this section, including the accompanying footnotes and narratives relating to those tables.
Executive Summary
As discussed in the proxy statement for our 2019 annual meeting, in March 2019, our Compensation Committee conducted its annual executive compensation review and approved changes to the compensation program for executive officers other than our chief executive officer (“CEO”) that impacted their compensation for fiscal 2020 and beyond. Our Compensation Committee considered, among other factors, performance of each executive officer and their contribution to the success of the business, pay levels of our executive officers relative to peers and the overall competitive market, results of the 2018 advisory say-on-pay vote, and stockholder feedback on compensation and governance matters. The Compensation Committee ultimately determined to transition from the program developed at the time of our initial public offering (“IPO”) to a new program that went into effect during our fiscal 2020, which we believe is appropriate for our company's current stage of maturity.
As further detailed in the table below, three primary components make up our new executive compensation program: base salary, short-term equity incentives (a “stock bonus”) in the form of an annual restricted stock unit (“RSU”) grant, and long-term equity incentives in the form of annual grants of stock options.
Compensation Element	Description	Purpose
Base Salary	• All executive officers continued to make the same base salary of $325,000	• Compensate for services rendered on a day-to-day basis and to provide sufficient fixed cash compensation to allow executive officers to fund their personal and household expenses
“Stock Bonus”
• A short-term incentive program (a “stock
   bonus”) utilizing RSUs rather than cash
• Stock bonuses are designed to ensure that,
   when aggregated with previously granted
   RSUs, the executive officer will have RSUs
   vesting during each fiscal year that achieve a
   value based on a percentage of base salary
• Target stock bonuses ranged from 150% to
   300% of base salary, with the specific
   percentage determined with respect to the
   executive officer’s role within the company and
   an amount based on the trailing three-month
   average of the market price of our Class A
   common stock
• To achieve the desired target stock bonus
   level, executive officers will receive a new
   RSU grant each year that will vest quarterly
   over a one-year period
• We expect there will be a transition period of
   two years (through fiscal 2021) until all
   executive officers are fully under this annual
   stock bonus program

• Rewards annual performance
• Drives company-wide and individual
   performance
• Effective retention tool because unvested
   awards are forfeited
• Allows a holder, whose cash needs may,
   at a given time, exceed our cash
   compensation, to monetize their stock
   holdings to meet those needs, while still
   aligning their interests with those of our
   stockholders

26 Veeva Systems Inc. | 2020 Proxy Statement

Executive Compensation
Compensation Element	Description	Purpose
Long-Term Equity Incentives
• Annual award of stock options for Class A
   common stock based on an “option factor”
   multiplier applied to the number of RSUs
   granted as the stock bonus in the same year
   (i.e., number of RSUs granted for annual stock
   bonus X option factor = number of stock
   options)
• Option factors ranged from 4.0 to 6.0
   depending on executive officer’s role
• Stock options will be granted annually and will
   vest annually over four years
• We expect that there will be a transition period
   of two years through fiscal 2021) until all
   executive officers are fully under this new
   annual stock option program

• Inherently performance-based because the
   holder benefits only if our stock price
   increases following the grant date, aligning
   the option holder’s interest closely with those
   of our stockholders
• Emphasizes an ownership culture and
   rewards our executives for growing our
   business
• Encourages executive officers to achieve
   multi-year strategic objectives
• Effective retention tool because unvested
   awards are forfeited

Consistent with the program described above, in fiscal 2020, all of our NEOs were paid identical annual base salaries, none received short-term cash incentive bonuses, and all of our NEOs received new equity awards in fiscal 2020.
Our Board and Compensation Committee believe this new program is effective at incentivizing and retaining our senior executives and closely aligning the interests of our senior management team with those of our stockholders.
A program to compensate, retain, and incentivize our CEO through our fiscal year ending January 31, 2025 was put in place by our Compensation Committee in 2018, comprised largely of stock options vesting from March 2020 to February 2025. That program is detailed below under “Principal Elements of Compensation—Equity Awards—CEO Equity Compensation” and has not changed.
Executive Compensation Philosophy, Objectives, and Components
We operate in the software and technology industry and face a highly competitive environment for top-level executive talent. To accomplish our business and growth objectives, we must be able to attract and retain talented executives whose skills and experience enable them to contribute to our long-term success. To that end, the principal objectives and philosophy of our executive compensation programs are to attract, fairly compensate, appropriately incentivize, and retain our executives in a manner that aligns their long-term interests with those of our stockholders. In fiscal 2020, the primary components of the compensation program for our NEOs, other than our CEO, were base salary, a stock bonus in the form of an annual RSU grant, and long-term equity incentives in the form of annual grants of stock options.
Role of Compensation Committee, Management, and Compensation Consultant
Role of Compensation Committee. Our Board established a Compensation Committee to discharge its responsibilities relating to our executive compensation policies and programs. Our Compensation Committee evaluates the performance of our CEO and determines his compensation. The Compensation Committee also determines the compensation of our other executive officers in consultation with our CEO. In making its decisions, our Compensation Committee considers such matters as its members deem appropriate, including our financial and operating performance, the performance of our Class A common stock, factors specific to individual executives such as their individual achievements and retention concerns, our operational goals, the comparative compensation data described below, the results of our most recent say-on-pay advisory vote, and stockholder feedback on compensation and governance matters. From time to time, our Board approves equity grants to our executive officers upon the recommendation of the Compensation Committee, although our Compensation Committee is also
Veeva Systems Inc. | 2020 Proxy Statement 27

Executive Compensation
authorized to approve such grants. Our Compensation Committee has delegated authority to our CEO to make certain routine equity award grants. For additional information on the Compensation Committee, see “Board Committees—Compensation Committee” elsewhere in this Proxy Statement.
Role of Management. Members of management, including our CEO, Chief Financial Officer, and General Counsel, work with our Compensation Committee and often attend the Compensation Committee meetings. Members of management also make presentations to our Compensation Committee regarding our historical equity grants and the adequacy of the remaining equity pool to achieve retention objectives. These materials are also made available to our Board. Although our CEO participates in the discussion and decisions relating to the compensation of our other executive officers, he is not present during deliberations or voting with respect to his own compensation.
Role of Compensation Consultant. Our Compensation Committee has the authority to engage its own advisors to assist it in performing its duties, and we pay the fees charged by such advisors. For fiscal 2020, our Compensation Committee again engaged Compensia to assist it in its decision-making process by providing information on competitive market compensation practices, identifying a peer group against which to compare our compensation programs, providing information including market data on our outside director compensation program, and supplying such other information and recommendations as the Compensation Committee may from time to time request.
Peer Group and Competitive Data
With respect to fiscal 2020 compensation for our NEOs, our Compensation Committee considered data supplied by Compensia on the compensation of executives at the peer companies listed below as well as Compensia proprietary benchmark data for comparable roles at similarly situated companies. Our Compensation Committee believes it is useful to review this comparative data when evaluating our executive compensation programs and making compensation decisions for our NEOs. While it uses this data as a reference point, the Compensation Committee does not feel it necessary to mirror the compensation provided by these other companies or to target any specific percentile or range of percentiles for cash, incentive, equity, or total compensation for our executive officers relative to these peer companies.
Compensia evaluates and recommends a peer group annually for executive compensation benchmarking. Compensia re-evaluated our peer group for fiscal 2020 and recommended (i) removing Commvault Systems, Cornerstone OnDemand, and Medidata Solutions and (ii) adding five additional companies to our group: Dropbox, Inc., Fortinet, Inc., Paycom Software, Inc., SS&C Technologies Holdings Inc., and Zendesk, Inc. The peer group consisted of publicly traded software and software services companies that generally had revenues between approximately $500 million and $3.7 billion, generally experienced high year-over-year revenue growth, and/or had a market capitalization between $4.8 billion and $41.5 billion. Our Compensation Committee considered the peer group’s compensation practices data for compensation decisions during and with respect to fiscal 2020. The peer group consisted of the following companies, which our Compensation Committee determined are appropriate:
ANSYS	Aspen Technology	athenahealth	Blackbaud
Dropbox	Fortinet	Guidewire Software	LogMeIn
Palo Alto Networks	Paycom Software	ServiceNow	Splunk
SS&C Technologies Holdings	Tableau Software*	Tyler Technologies	Ultimate Software Group
Workday	Zendesk
*	salesforce.com, inc. acquired Tableau Software, Inc. on August 1, 2019.
28 Veeva Systems Inc. | 2020 Proxy Statement

Executive Compensation
Principal Elements of Compensation
The compensation of our NEOs for fiscal 2020 consisted of (i) base salary, (ii) with respect to certain NEOs, new equity awards granted during fiscal 2020, and (iii) continued vesting during the course of the year of stock options and, with respect to certain NEOs, RSUs that had been granted in prior fiscal years. The mix and amount of compensation elements has been and will continue to be within the discretion and business judgment of our Compensation Committee.
Our Compensation Committee has structured these compensation programs to attract and retain senior executives, provide competitive levels of more liquid and less volatile compensation through base salary and RSUs, continue to foster an ownership mentality and alignment with the long-term interests of stockholders through the use of RSUs and stock options, and encourage the achievement of key operational goals.
Base Salary. We provide base salaries to our executive officers to compensate them for services rendered on a day-to-day basis and to provide sufficient fixed cash compensation to allow them to fund their personal and household expenses while remaining focused on their responsibilities to Veeva.
Since our IPO, Veeva has maintained a largely flat annual base salary structure for our executive officers. During fiscal 2020, the Compensation Committee maintained the annual base salary of all of our NEOs at $325,000. Base salaries paid to our NEOs for fiscal 2020 are reflected in the Summary Compensation Table below. For fiscal 2021, the Compensation Committee increased the annual base salary for all of our NEOs to $350,000.
Annual Cash Incentive Bonuses. We have generally not offered a short-term cash incentive bonus program to our NEOs since our IPO, and our Compensation Committee again determined for fiscal 2020 not to offer such a program. Rather, our Board and Compensation Committee continue to believe that our reliance on equity compensation adequately facilitates the achievement of corporate operational goals and aligns each NEO with stockholder interest. Accordingly, none of our NEOs were paid a cash incentive bonus for fiscal 2020.
Equity Awards. Equity compensation awards remain an important part of our executive compensation program. We have granted stock options and RSUs from time to time to our employees, including our executive officers, under our stock plans. Our Compensation Committee believes that stock options are inherently performance-based because the holder benefits only if our stock price increases following the grant date, aligning the option holder’s interest closely with those of our stockholders. Our Compensation Committee believes that RSUs are also an important component of a competitive compensation program. RSUs supplement our cash compensation and allow a holder, whose cash needs may, at a given time, exceed our cash compensation, to monetize their stock holdings to meet those needs, while still aligning their interests with those of our stockholders. We believe that the combination of stock options and RSUs in our equity compensation program have effectively emphasized an ownership culture and rewarded our executive officers for growing our business.
Under our new executive compensation program, applicable to all executive officers except for our CEO, we will grant a “stock bonus,” or short-term equity incentive in the form of an annual RSU grant, and long-term equity incentives in the form of stock options. We expect there will be a transition period through fiscal 2021 until all executive officers, with the exception of our CEO, are fully under this new program. As discussed below, Mr. Schwenger received equity compensation in connection with his appointment in fiscal 2020.
Stock Bonus Grants. The structure and purpose of our stock bonus program is described in the Executive Summary above. In fiscal 2020, based on the methodology described in the Executive Summary above, Ms. Zuppas and Mr. Cabral received a stock bonus grant of 2,700 and 4,700 RSUs, respectively, that vest quarterly over a one-year period. Mr. Mateo did not receive a stock bonus grant because of significant compensation value from RSUs granted to him in prior fiscal years.
Veeva Systems Inc. | 2020 Proxy Statement 29

Executive Compensation
Stock Option Grants. The structure and purpose of our stock option program is described in the Executive Summary above. In fiscal 2020, based on the methodology described in the Executive Summary above, Ms. Zuppas and Messrs. Cabral and Mateo received a stock option grant to purchase 21,000, 21,000, and 37,200 shares of our Class A common stock, respectively. These stock option grants vest annually over a four-year period and have an exercise price equal to $135.49, the closing market price on the date of grant.
President and Chief Operating Officer Equity Compensation. Mr. Schwenger joined us as our president and chief operating officer during fiscal 2020. In connection with his appointment, he received the following equity compensation: (i) an RSU grant of 14,000 shares that will vest at a rate of 1/6th of the shares every three months, (ii) an RSU grant of 10,000 shares that will vest at a rate of 1/4th of the shares per year, and (iii) a stock option grant of 70,000 shares that will vest at a rate of 1/4th of the shares per year with an exercise price equal to $154.00, the closing market price on the date of grant.
CEO Equity Compensation. With respect to our CEO, Mr. Gassner, our Compensation Committee has purposefully placed strong emphasis on long-term incentive compensation in the form of stock options to effectively align his long-term interests with those of our stockholders.
On January 10, 2018, upon the recommendation of our Compensation Committee, our Board approved a grant to Mr. Gassner of options to purchase an aggregate of 2,838,635 shares of our Class A common stock (the “CEO Options”) with an exercise price above the closing market price on the grant date. The CEO Options were the first equity compensation Mr. Gassner had received since March 2013, several months prior to completing our IPO. The CEO Options have an exercise price of $60.00 per share, which approximated the 60-day average of closing market prices around our all-time high closing market price prior to January 10, 2018.
The table below summarizes the service-based vesting schedule and stock price target conditions upon which Mr. Gassner’s CEO Options vest and become exercisable:
Number of Shares	Service-Based Vesting Condition	Stock Price Target Vesting Condition	First Date Exercisable	Expiration Date
2,128,975	Continued service as CEO through February 1, 2025, with vesting in monthly increments beginning February 1, 2020	N/A	First monthly increment (1/60th of total) will become vested and exercisable on March 1, 2020, with additional monthly increments becoming exercisable thereafter through February 1, 2025	January 9, 2028
177,415	Same as above	$ 90.00	Same as above, but only if the applicable Stock Price Target has previously been achieved	January 9, 2028
177,415	Same as above	$ 100.00	Same as above, but only if the applicable Stock Price Target has previously been achieved	January 9, 2028
177,415	Same as above	$ 110.00	Same as above, but only if the applicable Stock Price Target has previously been achieved	January 9, 2028
177,415	Same as above	$ 120.00	Same as above, but only if the applicable Stock Price Target has previously been achieved	January 9, 2028
To achieve each of the above Stock Price Target Vesting Conditions, Veeva’s Class A common stock had to sustain the specified Stock Price Target for at least 60 consecutive trading days. Each Stock Price Target Vesting Condition has now been satisfied. Consistent with Mr. Gassner’s pre-IPO grant, the CEO Options are not subject to any contractual vesting acceleration provisions. Moreover, the CEO Options reflect the continuation of a five-year long-term incentive compensation cycle for Mr. Gassner and did not begin vesting (based upon the service-based vesting conditions) until Mr. Gassner’s pre-IPO grant stock options completed vesting at the end of our fiscal year ending January 31, 2020.
30 Veeva Systems Inc. | 2020 Proxy Statement

Executive Compensation
Consistent with its long-term-focused approach to CEO compensation, our Board intends that the CEO Options will be the only long-term incentive awards that it grants Mr. Gassner until at least 2023. Accordingly, the Board has not granted any additional equity awards to Mr. Gassner to date. Our Board and Compensation Committee believe that, at our company's current stage of maturity, it continues to be appropriate to evaluate grants to Mr. Gassner on a five-year cadence.
Perquisites, Retirement, and Other Benefits. We generally do not provide perquisites or other benefits to our executive officers other than those available to employees generally. We have established a 401(k) tax-deferred savings plan, which permits participants, including our executive officers, to make contributions up to applicable annual statutory limits by salary deduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). We are responsible for administrative costs of the 401(k) plan. We match 100% of eligible contributions by our employees, including our executive officers, up to $2,000 per year. Such matching contributions are immediately and fully vested.
Severance and Change in Control Benefits. None of our NEOs are currently eligible for any severance or change in control-related benefits.
Other Compensation Information and Policies
Stock Ownership Guidelines
To further align the interests of our directors and executive officers with those of our stockholders and based on recommendations from our stockholders during our fiscal 2019 engagement, our Board adopted stock ownership guidelines. Under these guidelines, all of our executive officers are required to achieve certain stock ownership levels within three years of the later of March 19, 2019 (the date our Board adopted stock ownership guidelines) or the date of such executive officer’s hire or appointment to a position with a higher ownership requirement. The guidelines require ownership as follows:
•	CEO: Value equal to three times his or her annual base salary
•	Other executive officers: Value equal to his or her annual base salary
The guidelines may be satisfied by ownership of shares of our Class A or Class B common stock or vested and unexercised stock options. As of the end of the first quarter of fiscal 2021, all of our executive officers are in compliance with the guidelines.
See “Proposal One—Stock Ownership Guidelines” for information about the guidelines applicable to our directors.
Executive Officer Recoupment Policy
We have not adopted a policy on whether we will make retroactive adjustments to any cash or equity-based incentive compensation paid to our NEOs (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. We do not currently offer our NEOs variable compensation based upon achievement of financial results. However, our Compensation Committee continues to evaluate the adoption of a recoupment policy pending final SEC rules. In the meantime, we intend to comply with all applicable laws and regulations requiring any adjustments to or recovery of incentive compensation.
Stock Trading Practices; Trading and Hedging Policies
Our executive officers are subject to our Insider Trading Policy, which applies to their transactions involving any securities of Veeva. Except under limited circumstances, persons subject to the policy may not engage in any transaction of Veeva securities while aware of material nonpublic information relating to Veeva. The Insider Trading Policy also implements quarterly trading blackout periods and allows for
Veeva Systems Inc. | 2020 Proxy Statement 31

Executive Compensation
special blackout periods, to limit the likelihood of trading at times with significant risk of insider trading exposure. In addition, directors and executive officers are prohibited from engaging in any transaction involving Veeva securities without first obtaining pre-clearance from our compliance officer.
Our Insider Trading Policy also includes Rule 10b5-1 trading plan guidelines that permit our directors and certain employees, including our NEOs, to adopt Rule 10b5-1 trading plans (“10b5-1 plans”). Under these guidelines, among other restrictions, 10b5-1 plans may only be adopted or modified when the person adopting the trading plan is not aware of any material nonpublic information and there is an open trading window. In addition, the first trade under a 10b5-1 plan may not occur until the completion of the next quarterly blackout period following the adoption of the 10b5-1 plan.
Our Insider Trading Policy prohibits our directors, executive officers, and employees, among other things, from hedging transactions in Veeva stock, pledging Veeva stock, and holding Veeva stock in a margin account among other restrictions.
Compensation Policies and Practices as They Relate to Risk Management
Our Compensation Committee has reviewed our major compensation risk exposures and the steps management has taken to monitor and mitigate such risks and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on Veeva.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code will limit the amount that we may deduct from our federal income taxes for remuneration paid to our executive officers to one million dollars per executive officer per year, unless certain requirements are met. While our Compensation Committee is mindful of the benefit to us of the deductibility of compensation and will consider deductibility when analyzing potential compensation alternatives, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee has not adopted a policy that requires that all compensation be deductible.
No Gross-Ups of Parachute Payments and Deferred Compensation
We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2020, and we have not agreed and are not otherwise obligated to provide any NEOs with such a “gross-up” or other reimbursement.
Accounting Treatment
We account for stock compensation in accordance with ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options and RSUs, over the period during which the award recipient is required to perform services in exchange for the award (for executive officers, generally the four- or five-year vesting period of the award). We estimate the fair value of stock options granted using either a Monte Carlo simulation for market condition awards or the Black-Scholes option-valuation model. This calculation is performed for accounting purposes and reported in the compensation tables below.
32 Veeva Systems Inc. | 2020 Proxy Statement

Executive Compensation
Compensation Committee Report(1)
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and in reliance on such review and discussions, the Compensation Committee has recommended to the Board of Directors that this Compensation Discussion and Analysis be incorporated by reference into the Annual Report on Form 10-K for the year ended January 31, 2020 and included in this Proxy Statement.
Gordon Ritter, Chair
Mark Carges
Ronald E.F. Codd
(1)
The material in the Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Veeva Systems Inc. | 2020 Proxy Statement 33

Executive Compensation
Summary Compensation Table
The following table provides information concerning the compensation paid to our NEOs for fiscal 2020, as well as for our prior two fiscal years.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Peter P. Gassner Chief Executive Officer	2020	325,000	—	—	—	—	325,000
	2019	322,917	—	—	—	—	322,917
	2018	300,000	—	—	87,843,333(3)	0	88,143,333
Timothy S. Cabral Chief Financial Officer	2020	325,000		636,803	1,234,615		2,196,418
	2019	322,917	—	—	—	—	322,917
	2018	258,462(4)	—	—	—	12,188	258,462
Alan V. Mateo Executive Vice President, Global Sales	2020	325,000	—	—	2,187,033	—	2,512,033
	2019	322,917	—	—	—	—	322,917
	2018	300,000	—	—	—	0	300,000
Thomas D. Schwenger (5) President and Chief Operating Officer	2020	101,042	—	3,518,880	4,470,669	—	8,090,591
E. Nitsa Zuppas Chief Marketing Officer	2020	325,000	—	365,823	1,234,615	—	1,925,438
	2019	322,917	—	—	—	—	322,917
	2018	300,000	—	—	—	—	300,000
(1)
The amounts reported in these columns represent the aggregate grant date fair value of RSUs and options to purchase shares of our Class A common stock, as applicable, computed in accordance with FASB ASC Topic No. 718. See note 13 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on March 30, 2020 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not purport to reflect the value that will be recognized by the NEOs upon sale of the underlying securities.

(2)	The amount in this column represents the payout of accrued PTO that resulted when we ceased permitting PTO accrual.
(3)
Represents the grant date fair value of options to purchase an aggregate of 2,838,635 shares of our Class A common stock. See discussion in “Compensation Discussion and Analysis—Principal Elements of Compensation—Equity Awards” for additional details about this option grant. This option grant was made to Mr. Gassner on January 10, 2018. Accordingly, the disclosure rules that apply to the Summary Compensation Table require that we reflect the entire grant date fair value for this option grant in fiscal 2018. In determining to recommend and approve, respectively, this option grant, our Compensation Committee and our Board considered the fact that, given its five-year grant cycle for Mr. Gassner and delayed vesting commencement date, the fair value of the option grant might more appropriately be thought of by allocating the grant date fair value in equal portions to each of the five fiscal years in which the options will vest (i.e., fiscal 2021 through fiscal 2025). The fair value allocated under that methodology to each year of the five-year vesting period would have been $17,568,667.

(4)	Mr. Cabral took an unpaid leave under our sabbatical program.
(5)	Mr. Schwenger joined Veeva as an executive officer in September 2019.
34 Veeva Systems Inc. | 2020 Proxy Statement

Executive Compensation
Fiscal 2020 Grants of Plan-Based Awards
Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Peter P. Gassner	—	—	—	—	—	—
Timothy S. Cabral	4/11/2019	—	—	21,000(2)	135.49	1,234,615
	4/11/2019	—	4,700(3)	—	—	636,803
Alan V. Mateo	4/11/2019	—	—	37,200(4)	135.49	2,187,033
Thomas D. Schwenger	10/4/2019	—	—	70,000(5)	154.00	4,470,669
	9/18/2019	—	14,000(6)	—	—	2,052,680
	9/18/2019	—	10,000(7)	—	—	1,466,200
E. Nitsa Zuppas	4/11/2019	—	—	21,000(8)	135.49	1,234,615
	4/11/2019	—	2,700(9)	—	—	365,823
(1)
The amounts reported represent the aggregate grant date fair value computed in accordance with FASB ASC Topic No. 718. See note 13 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on March 30, 2020 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not purport to reflect the value that will be recognized by the NEOs upon sale of the underlying securities.

(2)	The stock options vest and become exercisable in four equal annual installments between April 1, 2020 and April 1, 2023, subject to Mr. Cabral's continued service as our Chief Financial Officer.
(3)	RSUs vest quarterly over one year, with 1/4th vesting per quarter, following the vesting commencement date of April 1, 2019.
(4)
The stock options vest and become exercisable in four equal annual installments between April 1, 2020 and April 1, 2023, subject to Mr. Mateo's continued service as our Executive Vice President, Global Sales.

(5)
The stock options vest and become exercisable in four equal annual installments between October 1, 2020 and October 1, 2023, subject to Mr. Schwenger's continued service as our President and Chief Operating Officer.

(6)	RSUs vest quarterly over 18 months, with 1/6th vesting per quarter, following the vesting commencement date of October 1, 2019.
(7)	RSUs vest quarterly over one year, with 1/4th vesting per quarter, following the vesting commencement date of October 1, 2019.
(8)	The stock options vest and become exercisable in four equal annual installments between April 1, 2020 and April 1, 2023, subject to Ms. Zuppas' continued service as our Chief Marketing Officer.
(9)	RSUs vest quarterly over one year, with 1/4th vesting per quarter, following the vesting commencement date of April 1, 2019.
Veeva Systems Inc. | 2020 Proxy Statement 35

Executive Compensation
Outstanding Equity Awards at Fiscal 2020 Year-End
The following table sets forth information regarding all unexercised options and unvested RSUs held by each of our NEOs as of January 31, 2020. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Vested (#)	Number of Securities Underlying Unexercised Options Unvested (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($) (1)
Peter P. Gassner	3/10/2013	3,277,777	55,556(2)	3.92	3/9/2023	—	—
	1/10/2018	—	2,128,975(3)	60.00	1/9/2028	—	—
	1/10/2018	—	177,415(4)	60.00	1/9/2028	—	—
	1/10/2018	—	177,415(5)	60.00	1/9/2028	—	—
	1/10/2018	—	177,415(6)	60.00	1/9/2028	—	—
	1/10/2018	—	177,415(7)	60.00	1/9/2028	—	—
Timothy S. Cabral	3/10/2013	66,060	—	3.92	3/9/2023	—	—
	4/11/2019	—	21,000(8)	135.49	4/10/2029	—	—
	4/11/2019	—	—	—	—	1,175(9)	172,267
Alan V. Mateo	5/1/2015	131,406	25,000(10)	26.99	4/30/2025	—	—
	5/1/2015	—	—	—	—	1,750(11)	256,568
	3/23/2016	—	—	—	—	1,000(12)	146,610
	4/11/2019	—	37,200(13)	135.49	4/10/2029	—	—
Thomas D. Schwenger	9/18/2019	—	—	—	—	11,667(14)	1,710,499
	9/18/2019	—	—	—	—	10,000(15)	1,466,100
	10/4/2019	—	70,000(16)	154.00	10/3/2029	—	—
E. Nitsa Zuppas	3/26/2013	7,300	—	3.92	3/25/2023	—	—
	3/15/2014	367	—	32.26	3/14/2024	—	—
	3/23/2016	—	—	—	—	500(12)	73,305
	4/11/2019	—	21,000(8)	135.49	4/10/2029	—	—
	4/11/2019	—	—	—	—	675(9)	98,962
(1)
Computed in accordance with SEC rules as the number of unvested RSUs multiplied by the closing market price of our Class A common stock at the end of fiscal 2020, which was $146.61 on January 31, 2020 (the last trading day of fiscal 2020).

(2)	The stock option vested monthly over a five-year period following February 1, 2015. As of February 1, 2020, this stock option was fully vested.
(3)	The stock options vest and become exercisable in 60 equal monthly installments between March 1, 2020 and February 1, 2025, subject to Mr. Gassner’s continued service as our CEO.
(4)
The stock options vest and become exercisable in 60 equal monthly installments beginning March 1, 2020 through February 1, 2025, subject to Mr. Gassner’s continued service as our CEO. The performance-based vesting condition related to achievement of the Stock Price Target of $90.00 per share for at least 60 consecutive trading days has been satisfied. See discussion in “Executive Compensation—Principal Elements of Compensation—Equity Awards” for additional details about this award.

36 Veeva Systems Inc. | 2020 Proxy Statement

Executive Compensation
(5)
The stock options vest and become exercisable in 60 equal monthly installments beginning March 1, 2020 through February 1, 2025, subject to Mr. Gassner’s continued service as our CEO. The performance-based vesting condition related to the achievement of the Stock Price Target of $100.00 per share for at least 60 consecutive trading days has been satisfied. See discussion in “Executive Compensation—Principal Elements of Compensation—Equity Awards” for additional details about this award.

(6)
The stock options vest and become exercisable in 60 equal monthly installments beginning March 1, 2020 through February 1, 2025, subject to Mr. Gassner’s continued service as our CEO. The performance-based vesting condition related to the achievement of the Stock Price Target of $110.00 per share for at least 60 consecutive trading days has been satisfied. See discussion in “Executive Compensation—Principal Elements of Compensation—Equity Awards” for additional details about this award.

(7)
The stock options vest and become exercisable in 60 equal monthly installments beginning March 1, 2020 through February 1, 2025, subject to Mr. Gassner’s continued service as our CEO. The performance-based vesting condition related to the achievement of the Stock Price Target of $120.00 per share for at least 60 consecutive trading days has been satisfied. See discussion in “Executive Compensation—Principal Elements of Compensation—Equity Awards” for additional details about this award.

(8)	The stock options vest over four years, with 25% of the shares subject to the award vested on April 1, 2020, and 1/4th of the total shares vesting equally on a yearly basis thereafter.
(9)	The RSUs vest quarterly over one year, with 25% vesting per quarter, following the vesting commencement date of April 1, 2019.
(10)	Mr. Mateo’s stock options vest over five years, with 20% of the shares subject to the award vested on April 13, 2016, and 1/60th of the total shares vesting equally on a monthly basis thereafter.
(11)	Mr. Mateo’s RSUs vest quarterly over five years, with 1/20th vesting per quarter, following the vesting commencement date of April 13, 2015.
(12)	RSUs vest quarterly over four years, with 1/16th vesting per quarter, following the vesting commencement date of March 1, 2016.
(13)	Mr. Mateo's stock options vest over four years, with 25% of the shares subject to the award vested on April 1, 2020, and 1/4th of the total shares vesting equally on a yearly basis thereafter.
(14)	Mr. Schwenger's RSUs vest quarterly over 18 months, with 1/6th vesting per quarter, following the vesting commencement date of October 1, 2019.
(15)	Mr. Schwenger's RSUs vest quarterly over one year, with 25% vesting per quarter, following the vesting commencement date of October 1, 2019.
(16)	Mr. Schwenger's stock options vest over four years, with 25% of the shares subject to the award vested on October 1, 2020, and 1/4th of the total shares vesting equally on a yearly basis thereafter.
Veeva Systems Inc. | 2020 Proxy Statement 37

Executive Compensation
Fiscal 2020 Option Exercises and Stock Vested
The following table shows the number of shares NEOs acquired upon exercise of options and vesting of RSUs during fiscal 2020.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Peter P. Gassner	—	—	—	—
Timothy S. Cabral	105,574	14,693,120	3,525	539,466
Alan V. Mateo	35,629	4,247,538	11,000	1,652,535
Thomas D. Schwenger	—	—	2,333	328,160
E. Nitsa Zuppas	53,000	6,936,667	6,025	842,431
(1)	The value realized is based on the fair market value of our Class A common stock on the date of exercise minus the exercise price.
(2)	The value realized on vesting is calculated by multiplying the number of RSUs vesting by the fair market value of a share of our Class A common stock on the vesting date.
Fiscal 2020 Potential Payments Upon Termination or Change in Control
We have entered into offer letters with each of our NEOs, none of which provide a right to receive severance in the event of a termination of their employment. In addition, none of our NEOs are currently eligible for any change-in-control-related benefits.
CEO Pay Ratio
We are required to disclose the ratio of the annual total compensation of Mr. Gassner, our CEO, to our median employee’s annual total compensation. We believe our compensation philosophy and process yield an equitable result for all of our employees.
The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. Neither the Compensation Committee nor our management use our pay ratio to make compensation decisions. Because the SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Under SEC rules, we are required to identify our median employee only once every three years and calculate annual total compensation for that employee each year. As disclosed in our fiscal 2019 Proxy Statement, beginning in late fiscal 2019 for new hires and in the first quarter of fiscal 2020 for current Veeva employees, we started offering equity under a new compensation program applicable to the vast majority of our employee base but not applicable to our CEO. Our new compensation program consists of three primary components: total cash compensation (base salary and, in some cases, variable cash compensation), a “stock bonus” in the form of an annual RSU grant, and long-term equity incentives in the form of annual grants of stock options. In addition and as previously disclosed, because our CEO is currently on a five-year equity award grant cycle, we do not expect him to receive additional equity awards until at least 2023.
38 Veeva Systems Inc. | 2020 Proxy Statement

Executive Compensation
For purposes of identifying our “median employee,” we used our worldwide employee population as of November 1, 2019, which consisted of 3,012 part-time and full-time employees, of which 1,680 employees were employed in the United States and 1,332 employees were employed outside of the United States. We excluded 244 employees who were hired in connection with an acquisition we completed in fiscal 2020 on November 1, 2019. To identify the median employee, we used the following methodology and consistently applied material assumptions, adjustments, and estimates:
•
We calculated the annual total compensation of our employee population, excluding Mr. Gassner, as the sum of (1) annual base salary for permanent salaried employees, or hourly rate multiplied by expected annual work schedule for hourly employees, as of November 1, 2019; (2) variable compensation during the 12 months ended October 31, 2019, if applicable; (3) grant date fair value of equity awards granted during the 12 months ended October 31, 2019; and (4) Veeva's matching contributions to the employee's 401(k) tax-deferred savings plan or registered retirement savings plan account.

•	We used the exchange rate based on a 12-month average as of November 1, 2019 to convert each non-U.S. employee’s cash compensation to U.S. dollars.
•	We did not make any cost-of-living adjustments in identifying the median employee nor did we use the de minimis exemption allowed by SEC rules to exclude any of our employee population.
We calculated the annual total compensation for fiscal 2020 for such employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table above. For fiscal 2020, the annual total compensation for Mr. Gassner and our median employee were $325,000 and $123,438, respectively. Accordingly, the resulting ratio of the two amounts is approximately 2.6:1.
Veeva Systems Inc. | 2020 Proxy Statement 39

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of January 31, 2020 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity compensation plans approved by stockholders	15,266,742	$ 40.64	33,368,886(3)
Equity compensation plans not approved by stockholders	—	—	—
Total	15,266,742		33,368,886
(1)	The weighted average exercise price does not take into account outstanding RSUs.
(2)	Included in this amount are 4,897,856 shares available for future issuance under the 2013 Employee Stock Purchase Plan (ESPP).
(3)
On the first business day of each fiscal year during the term of our 2013 Equity Incentive Plan (2013 Plan), the number of authorized shares of our Class A common stock under our 2013 Plan automatically increases by a number of shares of our Class A common stock equal to the least of (i) 5% of the total number of shares of all classes of our common stock issued and outstanding on the last business day of the prior fiscal year, (ii) 13,750,000 shares of our Class A common stock, or (iii) a number of shares of our Class A common stock determined by our Board. On the first business day of each fiscal year during the term of our ESPP, the number of authorized shares of our Class A common stock under our ESPP automatically increases by a number of shares of our Class A common stock equal to the least of (i) 1% of the total number of shares of all classes of our common stock issued and outstanding on the last business day of the prior fiscal year, (ii) 2,200,000 shares of our Class A common stock, or (iii) a number of shares of our Class A common stock determined by our Board.

40 Veeva Systems Inc. | 2020 Proxy Statement

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Board unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021.
Our Audit Committee has appointed the firm of KPMG LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending January 31, 2021. KPMG has audited our financial statements since the fiscal year ended January 31, 2010.
Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of Veeva and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending January 31, 2021. Our Audit Committee is submitting the selection of KPMG to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KPMG will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.
If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment.
Principal Accounting Fees and Services
The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by KPMG for the fiscal years ended January 31, 2020 and 2019:
	2020	2019
Audit Fees (1)	$ 2,860,900	$ 2,217,810
Total Fees	$2,860,900	$2,217,810
(1)
Audit fees: This category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, attest services related to Section 404 of the Sarbanes-Oxley Act of 2002, and audit services provided in connection with other regulatory or statutory filings for which we have engaged KPMG.

Pre-Approval of Audit and Non-Audit Services
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation, and oversight of the work of KPMG. In recognition of this responsibility, our Audit Committee (or the chair if such approval is needed on a time-urgent basis) generally pre-approves all audit and permissible non-audit services provided by KPMG. These services may include audit services, audit-related services, tax services, and other services.
Veeva Systems Inc. | 2020 Proxy Statement 41

AUDIT COMMITTEE REPORT
The information contained in the following report of Veeva’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Veeva specifically incorporates it by reference.
Role of the Audit Committee
The Audit Committee operates under a written charter adopted by our Board of Directors. Our Audit Committee oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our Audit Committee is responsible for reviewing our disclosure controls and processes and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results, discusses critical audit matters and related disclosures with our independent registered public accounting firm, and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Material related party transactions will be approved by our Audit Committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the Audit Committee can be found in Veeva’s Audit Committee charter, published on the Investors portion of Veeva’s website at http://ir.veeva.com/.
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.
Review of Audited Financial Statements for the Fiscal Year Ended January 31, 2020
The Audit Committee has reviewed and discussed with Veeva’s management and KPMG LLP the audited consolidated financial statements of Veeva for the fiscal year ended January 31, 2020. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and Audit Committee.
The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence from us.
Based on the activities, reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Veeva’s annual report on Form 10-K for the fiscal year ended January 31, 2020 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors:
Ronald E. F. Codd (Chair)
Timothy Barabe
Paul Chamberlain
42 Veeva Systems Inc. | 2020 Proxy Statement

FREQUENTLY ASKED QUESTIONS AND ANSWERS
Annual Meeting
Q:	What is a proxy and why am I receiving these proxy materials?
A:
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at the virtual Annual Meeting to be held on Thursday, June 25, 2020 at 12:00 p.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters described in this Proxy Statement. The Notice of Internet Availability of Proxy Materials (the “Notice), this Proxy Statement, and accompanying form of proxy card are being made available to you on or about May 12, 2020.
Q:	What is included in the proxy materials?
A:	The proxy materials include:
•	This Proxy Statement for the Annual Meeting;
•	Our 2020 Annual Report, which consists of our Annual Report on Form 10-K for the fiscal year ended January 31, 2020; and
•	The Notice or proxy card.
Q:	How can I get electronic access to the proxy materials?
A:
The proxy materials are available at www.proxyvote.com and on our website at http://ir.veeva.com. You can find directions on how to instruct us to send future proxy materials to you in the proxy materials. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to the proxy materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	What information is contained in this Proxy Statement?
A:
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and named executive officers, corporate governance, and certain other required information.

Q:	Where is the Annual Meeting and what do I need to attend?
A:
This year, the Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/VEEV2020. To attend the virtual Annual Meeting, you will need the 16-digit control number included on the Notice or your proxy card.

Q:	Why will the Annual Meeting be held virtually?
A:
In light of the COVID-19 outbreak, we believe hosting a virtual Annual Meeting this year will help ensure the health and safety of our stockholders, Board, and management. Our virtual Annual Meeting is also generally designed to enable participation of and access by more of our stockholders while decreasing the cost of conducting the meeting. Stockholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would have had at an in-person meeting.

Veeva Systems Inc. | 2020 Proxy Statement 43

Frequently Asked Questions and Answers
Q:	How can I review the list of stockholders eligible to vote?
A:
Our list of stockholders as of the Record Date will be available for inspection for the 10 days prior to the Annual Meeting. If you want to inspect the stockholder list, email our Investor Relations department at ir@veeva.com to make arrangements. The list of stockholders will also be available during the virtual Annual Meeting through the meeting website for those stockholders who choose to attend.

Q:	What if I have technical difficulties trying to access the virtual Annual Meeting?
A:
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/VEEV2020. We encourage you to check in at 11:45 a.m. Pacific Time on June 25, 2020, the day of the Annual Meeting, to allow ample time for check-in procedures and so you may address any technical difficulties before the Annual Meeting live webcast begins.

Stock Ownership
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
Stockholders of record — If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered, with respect to those shares, the “stockholder of record,” and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote electronically at the virtual Annual Meeting.

Beneficial owners — Many Veeva stockholders hold their shares through a broker, trustee, or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice was forwarded to you by your broker, trustee, or nominee, who is considered, with respect to those shares, the stockholder of record.
As the beneficial owner, you have the right to direct your broker, trustee, or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting.
Quorum and Voting
Q:	How many shares must be present to conduct business at the Annual Meeting?
A:
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware state law. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. Except as otherwise expressly provided by our Certificate or Bylaws, the holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote or for the consent of the stockholders of Veeva. Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to ten votes per share of Class B common stock. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter.

44 Veeva Systems Inc. | 2020 Proxy Statement

Frequently Asked Questions and Answers
Under the General Corporation Law of the State of Delaware, abstentions and “broker non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
Q:	Who is entitled to vote at the Annual Meeting?
A:
Holders of record of our common stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 134,844,358 shares of Class A common stock outstanding and 15,185,511 shares of Class B common stock outstanding.

Q:	How many votes do I have?
A:
In deciding all matters at the Annual Meeting, each holder of Class A common stock of Veeva will be entitled to one vote for each share of Class A common stock held as of the close of business on the Record Date, and each holder of Class B common stock of Veeva will be entitled to ten votes for each share of Class B common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:	How can I vote my shares?
A:	If you are a stockholder of record, you may cast your vote in one of the following ways:
•
Electronically at the Annual Meeting —You may vote directly at the virtual Annual Meeting by navigating to www.virtualshareholdermeeting.com/VEEV2020 and entering in your 16-digit control number. Even if you plan to attend the virtual Annual Meeting, we recommend that you follow the voting directions described below, so that your vote will be counted if you later decide not to attend the meeting.

•	Via the Internet before the Annual Meeting — You may vote by proxy by going to www.proxyvote.com until 11:59 p.m. Eastern Time on Wednesday, June 24, 2020.
•	By Telephone before the Annual Meeting —You may vote by proxy by telephone until 11:59 p.m. Eastern Time on Wednesday, June 24, 2020 by calling 1-800-690-6903.
•	By Mail before the Annual Meeting — If you receive a proxy card, and you may vote by filling out the proxy card and mailing it in the envelope provided.
If you are a beneficial owner holding shares through a bank, broker, or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.
Q:	What proposals will be voted on at the Annual Meeting?
A:	At the Annual Meeting, stockholders will be asked to vote:
(1)	To elect the three directors listed in Proposal One to serve as Class I directors until the annual meeting to be held in 2023 or until their successors are duly elected and qualified;
(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021; and
(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Veeva Systems Inc. | 2020 Proxy Statement 45

Frequently Asked Questions and Answers
Q:	What is the voting requirement to approve each of the proposals?
A:
Proposal One — The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in such nominee’s favor.

Proposal Two — The affirmative vote of a majority in voting power of votes cast affirmatively or negatively is required to ratify the appointment of KMPG LLP as our independent registered public accounting firm. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Q:	How does the Board recommend that I vote?
A:	Our Board unanimously recommends that you vote your shares:
•	“FOR ALL” nominees for election as director listed in Proposal One and
•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021.
Q:	What happens if I do not give specific voting instructions?
A:	Stockholder of record — If you are a stockholder of record and you:
•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board or
•
Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
A:
Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of KPMG LLP. Your broker will not have discretion to vote on the following “non-routine” matter absent direction from you: the election of directors.

Please note that brokers may not vote your shares on non-routine matters in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.
46 Veeva Systems Inc. | 2020 Proxy Statement

Frequently Asked Questions and Answers
Q:	What happens if additional matters are presented at the Annual Meeting?
A:
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?
A:	Subject to any rules your broker, trustee, or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.
If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting electronically (although attendance at the Annual Meeting will not by itself revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.
If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee, or other nominee or (2) by attending the Annual Meeting and voting electronically (although attendance at the Annual Meeting will not by itself revoke a proxy).
Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.
Q:	How are proxies solicited and who will bear the cost of soliciting votes for the Annual Meeting?
A:
The Board is soliciting proxies for use at the Annual Meeting. We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers, and employees of Veeva may also solicit proxies in person or by other means of communication. Such directors, officers, and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Q:	Is my vote confidential?
A:
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Veeva or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.

Veeva Systems Inc. | 2020 Proxy Statement 47

Frequently Asked Questions and Answers
Q:	Who will serve as inspector of elections?
A:	The inspector of elections will be a representative from Broadridge Financial Solutions, Inc.
Q:	Where can I find the voting results of the Annual Meeting?
A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K within four business days of the Annual Meeting.
Information About the Proxy Materials
Q:	Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?
A:
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our 2020 Annual Report, primarily via the Internet. Beginning on or about May 12, 2020, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting, and instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and 2020 Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at www.proxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual meetings.

Q:	What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?
A:
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	What is the mailing address for Veeva’s principal executive offices?
A:	Our principal executive offices are located at 4280 Hacienda Drive, Pleasanton, California 94588. The telephone number at that location is (925) 452-6500.
48 Veeva Systems Inc. | 2020 Proxy Statement

ADDITIONAL INFORMATION
Stockholder Proposals for Our 2021 Annual Meeting
You may submit proposals, including director nominations, for consideration at future stockholder meetings.
Requirements for stockholder proposals to be considered for inclusion in our proxy materials — Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2021 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than January 12, 2021 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
Requirements for stockholder proposals to be brought before an annual meeting — In addition, our Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our Board or any committee thereof or any stockholder, who is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the proposal and concerning the stockholder proposing such proposal.
Our Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board, (2) otherwise properly brought before the meeting by or at the direction of our Board (or any committee thereto), or (3) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).
The “Notice Deadline” is defined as that date which is not less than 90 days nor more than 120 days prior to the one-year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2021 annual meeting of stockholders is between February 25, 2021 and March 27, 2021.
If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.
Recommendation of director candidates — You may recommend candidates to our Board for consideration by our Nominating and Governance Committee by following the procedures set forth in “Corporate Governance—Stockholder Recommendations for Nominations to the Board.”
Information Requests
Any written requests for additional information, a copy of our Bylaws, copies of the proxy materials and 2020 Annual Report, notices of stockholder proposals, recommendations for candidates to our Board, communications to our Board or any other communications should be sent to 4280 Hacienda Drive, Pleasanton, California 94588, Attention: Corporate Secretary.
Website
Our website address is included in this Proxy Statement for reference only and is not incorporated by reference into this Proxy Statement.
Other Matters
We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named on the proxy card will have discretion to vote the shares they represent in accordance with their best judgment.
Veeva Systems Inc. | 2020 Proxy Statement 49

VEEVA SYSTEMS INC.
4280 HACIENDA DR.
PLEASANTON, CA 94588

VOTE BY INTERNET
Before the Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Wednesday, June 24, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/VEEV2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Wednesday, June 24, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D16417-P35046

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VEEVA SYSTEMS INC.

The Board of Directors recommends you vote "FOR ALL" nominees for director and "FOR" Proposal 2:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

To be elected for terms expiring in 2023:

01) Mark Carges
02) Paul E. Chamberlain
03) Paul Sekhri

	For	Against	Abstain
2. Ratify the appointment of KPMG LLP as Veeva Systems Inc.'s independent registered public accounting firm for the fiscal year ending January 31, 2021.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

D16418-P35046

VEEVA SYSTEMS INC.
Annual Meeting of Stockholders
June 25, 2020 12:00 PM Pacific Time
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Peter P. Gassner, Timothy S. Cabral and Jonathan "Josh" W. Faddis, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if present and acting at the Annual Meeting of Stockholders of Veeva Systems Inc., to be held on Thursday, June 25, 2020 at 12:00 PM Pacific Time, via live webcast at www.virtualshareholdermeeting.com/VEEV2020, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side